Rule 497(e) File Nos. 333-15119

811-07893

LEGG MASON PARTNERS VARIABLE SMALL CAP GROWTH OPPORTUNITIES PORTFOLIO

SUPPLEMENT DATED JULY 12, 2006

TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED MAY 1, 2006

The following information supplements and supersedes any contrary information contained in the Prospectus and Statement of Additional Information of Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio (the “Portfolio”):

A team of portfolio managers employed by the manager is responsible for the day-to-day management of the Portfolio. The members of the team are Vincent Gao, Robert Feitler, Dmitry Khaykin and Margaret Blaydes. Following is a description of each team member’s role and business experience during the past five years.

Vincent Gao, CFA

Mr. Gao since November 2004, is the team leader, responsible for oversight and portfolio strategy. Mr. Gao is an Executive Vice President and Director of CAM North America, LLC. Mr. Gao acts as a sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering technology. He joined the manager in 1999.

Robert Feitler

Mr. Feitler since 1997, is the team member analyst responsible for the financial services sector with responsibility for buy and sell decisions in that sector. Mr. Feitler is a Vice President and Director of CAM North America, LLC. Mr. Feitler acts as the co-manager for large cap value strategies and is a team leader for small cap growth strategies of the manager. In addition, he is a sector manager for small cap growth and balanced strategies of the manager. Mr. Feitler joined the manager in 1995.

Dmitry Khaykin

Mr. Khaykin since June 2003, is the team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector. Mr. Khaykin is a Vice President of CAM North America, LLC. Mr. Khaykin acts as sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering communications and media. He joined the manager in June 2003. Prior to June 2003, Mr. Khaykin was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co. Inc.

Margaret Blaydes

Ms. Blaydes since March 2003, is the team member analyst responsible for the consumer sector with responsibility for buy and sell decisions in that sector. Ms. Blaydes is a Vice President of CAM North America, LLC. Ms. Blaydes acts as sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering tobacco, beverages, retail and consumer. She joined the manager in March 2003. Prior to March 2003, Ms. Blaydes was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

FD03433

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of Additional Information for each fund listed below:

Management

On August 1, 2006, Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc., Western Asset Management Company and/or Western Asset Management Company Limited will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, and Western Asset Management Company Limited (or Western Asset Limited), with offices at 10 Exchange Place, London, England, act as investment advisers to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion, of which approximately $77 billion was managed by Western Asset Limited.

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LMPFA, CAM N.A., Batterymarch, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch, Western Asset and/or Western Asset Limited, as applicable, the day-to-day portfolio management of the fund, except, in certain cases, for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged, with the exception of the investment management fee of Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value, which will be calculated in accordance with a new breakpoint schedule.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type or fixed income funds, as applicable, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

2

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus.

New subadviser

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable International All Cap Growth Portfolio:

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved Brandywine Global Investment Management, LLC (or Brandywine) as a new subadviser for the fund. Brandywine is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the subadvisory agreement with Brandywine must be obtained, and the Board

3

has authorized seeking such approval. Proxy materials describing Brandywine and the new subadvisory agreement are expected to be mailed later in 2006. If shareholder approval is obtained, Brandywine would replace CAM N.A. as the fund’s subadviser.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Social Awareness Stock Portfolio:

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved Legg Mason Investment Counsel, LLC (or LMIC) as a new subadviser for the fund. LMIC is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the subadvisory agreement with LMIC must be obtained, and the Board has authorized seeking such approval. Proxy materials describing LMIC and the new subadvisory agreement are expected to be mailed later in 2006. If shareholder approval is obtained, LMIC would replace CAM N.A. as the fund’s subadviser.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable International All Cap Growth Portfolio:

The fund’s Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Social Awareness Stock Portfolio:

The fund’s Board has approved an investment strategy change for the fund and the removal of the fund’s 80% investment policy. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding these changes prior to their implementation.

4

Name change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable High Yield Bond Portfolio:

Effective September 1, 2006, the fund’s name will be changed to Legg Mason Partners Variable Global High Yield Bond Portfolio. There will be no change in the fund’s investment objective or investment policies as a result of the name change.

Portfolio manager changes

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Capital and Income Fund and supercedes any contrary information:

Effective July 17, 2006, the Manager has appointed Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Growth and Income Portfolio and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

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The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Variable Small Cap Growth Portfolio and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Manager/ Portfolio Management Team Members	Portfolio Manager Since	Past 5 years’ business experience
Vincent Gao, CFA	August 2004	With respect to the fund, team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the manager or its predecessor firms in 1999.

Robert Feitler	August 2004	With respect to the fund, team member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the manager or its predecessor firms in 1995.

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Portfolio Manager/ Portfolio Management Team Members	Portfolio Manager Since	Past 5 years’ business experience

Dmitry Khaykin	August 2004	With respect to the fund, team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the manager or its predecessor firms in June 2003; prior to June 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co. Inc.

Margaret Blaydes	August 2004	With respect to the fund, team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the manager or its predecessor firms in March 2003; prior to March 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

* * *

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Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Lifestyle Series, Inc.
Legg Mason Partners Variable Lifestyle Balanced Portfolio	May 1, 2006
Legg Mason Partners Variable Lifestyle Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Lifestyle High Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Portfolios IV
Legg Mason Partners Variable Multiple Discipline Portfolio - All Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Large Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Global All Cap Growth and Value	May 1, 2006
Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value	May 1, 2006

Legg Mason Partners Variable Portfolios II
Legg Mason Partners Variable Appreciation Portfolio	May 1, 2006
Legg Mason Partners Variable Capital and Income Portfolio	May 1, 2006
Legg Mason Partners Variable Diversified Strategic Income Portfolio	May 1, 2006
Legg Mason Partners Variable Growth and Income Portfolio	May 1, 2006
Legg Mason Partners Variable Equity Index Portfolio	May 1, 2006
Legg Mason Partners Variable Aggressive Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Fundamental Value Portfolio	May 1, 2006

Legg Mason Partners Variable Portfolios III, Inc.
Legg Mason Partners Variable Adjustable Rate Income Portfolio	February 28, 2006

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Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Variable Aggressive Growth Portfolio	February 28, 2006
Legg Mason Partners Variable High Income Portfolio	February 28, 2006
Legg Mason Partners Variable International All Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Large Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Large Cap Value Portfolio	February 28, 2006
Legg Mason Partners Variable Mid Cap Core Portfolio	February 28, 2006
Legg Mason Partners Variable Money Market Portfolio	February 28, 2006
Legg Mason Partners Variable Social Awareness Stock Portfolio	February 28, 2006

Legg Mason Partners Investment Series
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	February 28, 2006
Legg Mason Partners Variable Growth and Income Portfolio	February 28, 2006
Legg Mason Partners Variable Government Portfolio	February 28, 2006
Legg Mason Partners Variable Dividend Strategy Portfolio	February 28, 2006

Legg Mason Partners Variable Portfolios V
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	May 1, 2006

Legg Mason Partners Variable Portfolios I, Inc.
Legg Mason Partners Variable All Cap Portfolio	May 1, 2006
Legg Mason Partners Variable High Yield Bond Portfolio	May 1, 2006
Legg Mason Partners Variable Investors Portfolio	May 1, 2006

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Fund	Date of Prospectus and Statement of Additional Information*
Legg Mason Partners Variable Large Cap Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Small Cap Growth Portfolio	May 1, 2006
Legg Mason Partners Variable Strategic Bond Portfolio	May 1, 2006
Legg Mason Partners Variable Total Return Portfolio	May 1, 2006

*	As supplemented.

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Schedule I - Subadvisers

Fund	New Subadviser(s)
Legg Mason Partners Variable Lifestyle Balanced Portfolio	CAM N.A.
Legg Mason Partners Variable Lifestyle Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Lifestyle High Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio All Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Large Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Global All Cap Growth and Value	CAM N.A.
Legg Mason Partners Variable Multiple Discipline Portfolio Balanced All Cap Growth and Value	CAM N.A. and Western Asset
Legg Mason Partners Variable Appreciation Portfolio	CAM N.A.
Legg Mason Partners Variable Capital and Income Portfolio	CAM N.A. and Western Asset
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Growth and Income Portfolio	CAM N.A.
Legg Mason Partners Variable Equity Index Portfolio	Batterymarch
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Aggressive Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Fundamental Value Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios III, Inc. - Legg Mason Partners Variable Aggressive Growth Portfolio	CAM N.A.
Legg Mason Partners Variable International All Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios III, Inc. - Legg Mason Partners Variable Large Cap Growth Portfolio	CAM N.A.

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Fund	New Subadviser(s)
Legg Mason Partners Variable Large Cap Value Portfolio	CAM N.A.
Legg Mason Partners Variable Mid Cap Core Portfolio	CAM N.A.
Legg Mason Partners Variable Social Awareness Stock Portfolio	CAM N.A.
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Investment Series - Legg Mason Partners Variable Growth and Income Portfolio	CAM N.A.
Legg Mason Partners Variable Dividend Strategy Portfolio	CAM N.A.
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	CAM N.A.
Legg Mason Partners Variable All Cap Portfolio	CAM N.A.
Legg Mason Partners Variable Investors Portfolio	CAM N.A.
Legg Mason Partners Variable Portfolios, Inc. - Legg Mason Partners Variable Large Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Small Cap Growth Portfolio	CAM N.A.
Legg Mason Partners Variable Total Return Portfolio	CAM N.A and Western Asset
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Diversified Strategic Income Portfolio	Western Asset and Western Asset Limited
Legg Mason Partners Variable Adjustable Rate Income Portfolio	Western Asset
Legg Mason Partners Variable High Income Portfolio	Western Asset
Legg Mason Partners Variable Money Market Portfolio	Western Asset
Legg Mason Partners Variable Government Portfolio	Western Asset
Legg Mason Partners Variable High Yield Bond Portfolio	Western Asset
Legg Mason Partners Variable Strategic Bond Portfolio	CAM N.A., Western Asset and Western Asset Limited

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Schedule II - Reorganizations

Acquired Fund	Acquiring Fund
Legg Mason Partners Variable Large Cap Value Portfolio	Legg Mason Partners Variable Investors Value Portfolio
Legg Mason Partners Variable All Cap Portfolio	Legg Mason Partners Variable Fundamental Value Portfolio
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Growth and Income Portfolio	Legg Mason Partners Variable Appreciation Portfolio
Legg Mason Partners Investment Series - Legg Mason Partners Variable Growth and Income Portfolio
Legg Mason Partners Variable Portfolios II - Legg Mason Partners Variable Aggressive Growth Portfolio	Legg Mason Partners Variable Portfolios III - Legg Mason Partners Variable Aggressive Growth Portfolio
Legg Mason Partners Variable Premier Selections All Cap Growth Portfolio
Legg Mason Partners Variable Portfolios I - Legg Mason Partners Variable Large Cap Growth Portfolio	Legg Mason Partners Variable Portfolios III - Legg Mason Partners Variable Large Cap Growth Portfolio
Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	Legg Mason Partners Variable Small Cap Growth Portfolio
Legg Mason Partners Variable Capital and Income Portfolio	Legg Mason Partners Variable Multiple Discipline Portfolio - Balanced All Cap Growth and Value
Legg Mason Partners Variable Total Return Portfolio

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LEGG MASON PARTNERS VARIABLE MULTIPLE DISCIPLINE PORTFOLIO - BALANCED ALL CAP GROWTH AND VALUE

Supplement dated July 12, 2006

to Prospectus dated May 1, 2006

The following information supplements and supersedes any contrary information contained in the Prospectus and Statement of Additional Information of Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value (the “Portfolio”):

On August 1, 2006, Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager and CAM North America (or CAM N.A.) and Western Asset Management Company (or Western Asset) will become the fund’s subadvisers. LMPFA, CAM N.A. and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (or Legg Mason).

LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds. CAM N.A., with offices at 399 Park Avenue, New York, New York 10022, is a newly-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup Asset Management which was acquired by Legg Mason in December 2005. Western Asset Management, established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A. and Western Asset, as applicable, the day-to-day portfolio management of the fund. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will

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have access to the same research and other resources to support their investment management functions. The Fund’s investment management fee remains unchanged.

Effective as of July 17, 2006, Robert Gendelman will manage the equity portion of the Portfolio’s assets and will also act as coordinating portfolio manager of the Portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003, and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

The Board of Trustees of the Portfolio has approved a number of other changes to the Portfolio and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. Among other things, shareholders will be asked to authorize the Portfolio’s Board of Trustees to change the Portfolio’s investment objective without shareholder approval. Proxy materials describing these matters are expected to be mailed later in 2006.

If shareholder approval is obtained, it is expected that the Portfolio’s investment objective and investment strategy would change. The Portfolio’s current investment objective is balanced between long-term growth of capital and principal preservation. It is planned that the Portfolio’s new investment objective would be total return (that is, a combination of income and long-term capital appreciation).

The Portfolio currently invests in a mix of equity securities within all market capitalization ranges and fixed income securities in the short to intermediate average maturity ranges to help reduce market volatility. The Portfolio’s strategy has been to allocate its assets among three market segments, with target allocations of 35% to the All Cap Growth segment, 35% to the All Cap Value segment and 30% to the Fixed Income - Government Securities Management segment.

In connection with the proposed change in the Portfolio’s investment objective, it is expected that the Portfolio would no longer follow a fixed asset allocation strategy. The Portfolio’s new investment strategy would be to invest in equity and fixed income securities of both U.S. and foreign issuers. The Portfolio would seek to generate income and appreciation by investing in

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income and non-income producing equity and equity-related securities, including common stocks, interests in real estate investment trusts and convertible securities. In an effort to generate income, the Portfolio would be permitted to purchase investment-grade and high-yield fixed income securities or unrated securities of equivalent quality. High-yield securities rated below investment grade are commonly referred to as “junk bonds.” The Portfolio would be permitted to invest in fixed income securities of any maturity. The Portfolio would also be permitted to use options (including options on securities indices), futures and options on futures to increase exposure to part or all of the market or to hedge against adverse changes in the market value of its securities.

Implementing the investment objective and investment strategy changes described above could result in turnover of all or a substantial portion of the Portfolio’s securities, which would result in increased transaction costs.

Upon adopting the new investment strategy discussed above, the Portfolio would be renamed “Legg Mason Partners Variable Capital and Income Portfolio.”

FD 03424

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Legg Mason Partners
Variable Small Cap Growth
Opportunities Portfolio

P R O S P E C T U S

May 1, 2006

Shares of the fund are
offered to insurance com-
pany separate accounts
which fund certain variable
life insurance contracts
and to qualified retirement
and pension plans. This
Prospectus should be read
together with the prospec-
tus for the contracts.

The Securities and
Exchange Commission has
not approved or disap-
proved these securities or
determined whether this
Prospectus is accurate or
complete. Any statement
to the contrary is a crime.

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

“Smith Barney” is a service mark of Citigroup, licensed for use by Legg Mason as the name of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio

Prior to May 1, 2006, the fund was named Smith Barney Small Cap Growth Opportunities Portfolio. The fund’s investment objective and strategies were not affected as a result of this change.

(This page is intentionally left blank.)

Investments, risks and performance

Investment objective

The fund seeks long-term capital growth. Dividend income, if any, is incidental to this goal.

Principal investment strategies

Key investments

The fund normally invests at least 80% of its net assets in equity securities of small cap companies and related investments. A company is considered a small cap company if its market capitalization does not exceed (i) $3 billion or (ii) the highest month-end market capitalization value of any stock in the Russell 2000 Index for the previous 12 months, whichever is greater. Companies whose market capitalizations no longer meet this definition after purchase by the fund are still considered to have small market capitalizations for purposes of the fund’s 80% investment policy. As of March 31, 2006, the Russell 2000 Index included companies with market capitalizations between $25 million and $5.4 billion. The size of companies in the Russell 2000 Index changes with market conditions and the composition of the Index.

          The fund’s equity securities may include stocks listed in the Russell 2000 Index and also may include other common stocks, securities convertible into common stocks, preferred stocks and warrants.

Selection process

The fund is managed by a team of portfolio managers, with each member of the team focusing on a different industry sector. The manager uses a growth-oriented investment style that emphasizes small U.S. companies believed to have one or more of the following:

■	superior management teams

■	good prospects for growth

■	predictable, growing demand for their products or services

■	dominant positions in a niche market or customers who are very large companies

■	cyclical recovery potential

■	strong or improving financial conditions

          In addition, the fund may invest in companies believed to be emerging companies relative to potential markets or undervalued relative to their peers. The fund may continue to hold securities of issuers that become mid cap or large cap issuers if, in the manager’s judgment, these securities remain good investments for the fund.

          The manager generally uses a “bottom-up” approach when selecting securities for the fund. This means that the manager looks primarily at individual companies against the context of broader market forces.

Principal risks of investing in the fund

Investors could lose money on their investment in the fund, or the fund may not perform as well as other investments, if:

■	Key economic trends become materially unfavorable, such as rising interest rates and levels of inflation or deflation, or a slowdown of economic growth

■	Stock prices decline generally or stocks perform poorly relative to other types of investments

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	1

■	Small companies fall out of favor with investors

■	Stock prices of smaller, newer companies decline further and more abruptly than those of larger, more established companies in response to negative stock market movements

■	The manager’s judgment about the attractiveness, growth prospects or potential appreciation of a particular stock proves to be incorrect

■

A particular product or service developed by a company in which the fund invests is delayed or unsuccessful, the company does not meet earnings expectations or other events depress the value of the company’s stock

          Compared to mutual funds that focus on larger companies, the fund’s share price may be more volatile because smaller companies are more likely to have:

■	Shorter operating histories and more erratic businesses

■	More limited product lines and distribution channels

■	Fewer capital resources

■	More limited management depth

Further, securities of smaller growth companies are more likely to:

■	Experience sharper swings in market values

■	Be less liquid

■	Offer greater potential for gains and losses

          In addition, the fund’s aggressive, growth-oriented investment style may increase the risks already associated with investing in smaller companies. For example, fast growing smaller company stocks may be more volatile than the stocks of other small cap companies because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of these securities typically fall. Growth securities may also be more volatile than other investments because they often do not pay dividends.

          See page 5 for more information about the risks of investing in the fund.

Who may want to invest

The fund may be an appropriate investment if:

■	You want to direct a portion of your overall investment portfolio to stocks of small cap issuers

■	You are seeking growth of principal and not current income

■	You are prepared to accept high volatility of the fund’s share price and possible losses

■	Your investment horizon is longer term — typically at least five years

Performance information

The following shows summary performance information for the fund in a bar chart and an Average Annual Total Returns table. The information provides an indication of the risks of investing in the fund by showing changes in its performance from year to year and by showing how the fund’s average annual total returns compare with the returns of a broad-based securities market index. The bar chart and the Average Annual Total Returns table do not reflect the impact of any fees that are paid by the separate accounts or qualified plans through which shares of the fund are sold. If they did, the returns would be lower than those shown. The performance for the fund in the bar chart and the Average Annual Total Returns table reflects the reinvestment of distributions and dividends. The fund’s past performance is not necessarily an indication of how the fund will perform in the future.

2	Legg Mason Partners Funds

Calendar Year Total Return

Highest and lowest quarter returns (for periods shown in the bar chart)

Highest 29.26% in fourth quarter 1999; Lowest: (26.02)% in third quarter 1998

Average Annual Total Returns (for periods ended December 31, 2005)

	1 year	5 years	Since Inception	Inception Date

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	4.90%	1.41%	6.39%	2/10/97

Russell 2000 Growth Index*	4.15%	2.28%	3.92%	2/10/97

*

The Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. An investor cannot invest directly in the Index. An index does not reflect deductions for fees and expenses.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	3

Fee Table

This table sets forth the fees and expenses you may pay if you invest in fund shares. The fee information here does not include the fees and expenses charged by the variable insurance separate accounts or contracts through which shares of the fund are sold, which, if reflected, would increase the overall fees and expenses. For those fees, you should review the prospectus for your variable annuity or variable life insurance contract.

Shareholder Fees

(fees paid directly from your investment)	None

Annual Fund Operating Expenses

(expenses deducted from fund assets)

Management fee	0.75%

Distribution and service (12b-1) fees	None

Other expenses(1)	0.20%

Total annual fund operating expenses*	0.95%

*	Because of voluntary waivers and/or reimbursements, the total annual fund operating expenses are expected to be 0.90%. These fee waivers and reimbursements may be reduced or terminated at any time.

(1)	“Other expenses” reflect the estimated effect of new transfer agency and custody contracts which were effective January 1, 2006.

Example

This example helps you compare the costs of investing in the fund with the costs of investing in other mutual funds. Your actual costs may be higher or lower. The example does not take into account the fees and expenses charged by the variable insurance separate accounts or contracts through which shares of the fund are sold, which, if reflected, would increase the costs shown in the example. The example assumes:

■	You invest $10,000 in the fund for the periods shown

■

Your investment has a 5% return each year — the assumption of a 5% return is required by the Securities and Exchange Commission (“SEC”) for purposes of this example and is not a prediction of the fund’s future performance

■	The fund’s operating expenses (before fee waivers and/or expense reimbursements, if any) remain the same

Number of Years You Own Your Shares

1 year	3 years	5 years	10 years

$ 97	$ 303	$ 525	$ 1,166

4	Legg Mason Partners Funds

More on the fund’s investments

Derivatives

The fund may, but need not, use derivative contracts, such as futures and forward currency contracts:

■	To hedge against changes in the prices of securities held or to be bought or changes in the values (in U.S. dollars) of securities of foreign issuers

■	To enhance potential gains

■	As a substitute for buying or selling securities

■	As a cash flow management technique

          Derivatives may have economic characteristics similar to the small cap equity securities held by the fund. In that case, derivative investments will be considered related investments for purposes of the fund’s policy to invest at least 80% of its net assets in the securities of small cap companies and related investments.

          Even a small investment in derivative contracts can have a big impact on the fund’s stock and currency rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when stock prices or currency rates are changing. The fund may not fully benefit from or may lose money on derivatives if changes in their value do not correspond accurately or as anticipated to changes in the value of the fund’s holdings. Derivatives can also make a fund less liquid and harder to value, especially in declining markets, and the counterparty may fail to honor contract terms. Derivatives may not be available on terms that make economic sense (for example, they may be too costly).

Foreign investments

The fund may invest up to 25% of its assets (at the time of investment) in foreign securities. The fund may invest directly in foreign issuers or invest in depository receipts.

          The fund’s investments in securities of foreign issuers involve greater risk than investments in securities of U.S. issuers. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on fund investments, currency exchange controls and other limitations on the use or transfer of fund assets and political or social instability. The fund could also lose money if the currency in which a security is priced declines in value relative to the U.S. dollar.

          In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S. Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

          Many foreign countries have markets that are less liquid and more volatile than markets in the U.S. An increasing number of European countries participate in the European Economic and Monetary Union (“EMU”) and many of those have adopted the euro as their sole currency. Among other things, the EMU entails sharing an official interest rate and adhering to limits on government borrowing by participating countries. The EMU is driven by the expectation of economic benefits; however, there are significant risks associated with the EMU. Monetary and economic union on this scale has not been attempted before, and there is uncertainty whether participating countries will remain committed to the EMU in the face of changing economic conditions.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	5

          Because the value of a depository receipt is dependent upon the market price of an underlying foreign security, depository receipts are subject to most of the risks associated with investing in foreign securities directly.

          The risks of investing in foreign securities are greater for securities of emerging market issuers because political or economic instability, lack of market liquidity, and negative government actions like currency controls or seizure of private businesses or property are more likely.

Debt securities

While the fund expects to invest mainly in equity securities, the fund may also invest in other securities that the manager believes provide opportunities for appreciation, such as fixed income securities. The fund’s debt securities must be investment grade when the fund purchases them. Generally, the value of these debt securities will decline if interest rates rise, the credit rating of the security is downgraded or the issuer defaults on its obligation to pay principal or interest.

Convertible securities

Convertible securities, which are debt securities that may be converted into stock, are subject to the market risks of stocks as well as the risks of debt securities.

State insurance regulation

The fund provides an investment vehicle for variable annuity contracts and variable life insurance policies offered by the separate accounts of participating insurance companies. Certain states have regulations concerning concentration of investments and purchase and sale of futures contracts, among other techniques. If these regulations are applied to the fund, the fund may be limited in its ability to engage in such techniques and to manage its investments with the greatest flexibility. It is the fund’s intention to operate in material compliance with current insurance laws and regulations, as applied in each jurisdiction in which contracts or policies of separate accounts of participating insurance companies are offered.

Cash management

The fund may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Portfolio turnover

The fund may engage in active and frequent trading to achieve its principal investment objectives. Frequent trading increases transaction costs, which could detract from the fund’s performance. The “Financial highlights” section of this Prospectus shows the fund’s historical portfolio turnover rate.

Defensive investing

The fund may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instrument and in short-term debt securities or cash. If the fund takes a temporary defensive position, it may be unable to achieve its investment goal.

6	Legg Mason Partners Funds

          The fund may also use other strategies and invest in other securities that are described, along with their risks, in the fund’s Statement of Additional Information (“SAI”). However, the fund might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or in the SAI. Also note that there are many other factors that could adversely affect your investment and that could prevent the fund from achieving its goals, which are not described here.

          The fund’s goals and strategies may be changed without shareholder approval.

Portfolio holdings

The fund’s policies and procedures with respect to the disclosure of its portfolio securities are described in the SAI.

Management

Manager

The fund’s investment manager is Smith Barney Fund Management LLC (“SBFM” or the “manager”). The manager’s address is 399 Park Avenue, New York, New York 10022. The manager selects the fund’s investments, oversees its operations, and provides administrative services.

          On June 23, 2005, Citigroup Inc. (“Citigroup”) entered into an agreement to sell substantially all of its asset management business, which included the manager, to Legg Mason, Inc. (“Legg Mason”). The transaction took place on December 1, 2005. As a result, the manager, previously an indirect wholly-owned subsidiary of Citigroup, became a wholly-owned subsidiary of Legg Mason.

          Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

          A team of portfolio managers employed by the manager is responsible for the day-to-day management of the fund. The members of the team are Vincent Gao, Kevin Caliendo, Robert Feitler, Dmitry Khaykin and Margaret Blaydes. Following is a description of each team member’s role and business experience during the past five years.

Vincent Gao, CFA

Mr. Gao since November 2004, is the team leader, responsible for oversight and portfolio strategy. Mr. Gao is an Executive Vice President and Director of CAM North America LLC. Mr. Gao acts as a sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering technology. He joined the manager in 1999.

Kevin Caliendo

Mr. Caliendo since December 2002, is the team member analyst responsible for the healthcare sector with responsibility for buy and sell decisions in that sector. Mr. Caliendo is a Vice President and Director of CAM North America LLC. Mr. Caliendo acts as senior portfolio manager for all cap strategies of the manager. In addition, he is a co-manager for large cap core, sector neutral strategies, as well as a sector manager for small cap growth and balanced

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	7

strategies of the manager. Mr. Caliendo is a member of the manager’s investment policy committee. He joined the manager in December 2002. Prior to 2002, Mr. Caliendo was an equity analyst and convertible portfolio manager (healthcare) at SAC capital, a convertible analyst (healthcare) at Wachovia Securities, an equity analyst (healthcare) at ING Barings, and an equity analyst (medical devices) at Bear Stearns.

Robert Feitler

Mr. Feitler since 1997, is the team member analyst responsible for the financial services sector with responsibility for buy and sell decisions in that sector. Mr. Feitler is a Vice President and Director of CAM North America LLC. Mr. Feitler acts as the co-manager for large cap value strategies and is a team leader for small cap growth strategies of the manager. In addition, he is a sector manager for small cap growth and balanced strategies of the manager. Mr. Feitler joined the manager in 1995.

Dmitry Khaykin

Mr. Khaykin since June 2003, is the team member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector. Mr. Khaykin is a Vice President of CAM North America LLC. Mr. Khaykin acts as sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering communications and media. He joined the manager in June 2003. Prior to June 2003, Mr. Khaykin was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co. Inc.

Margaret Blaydes

Ms. Blaydes since March 2003, is the team member analyst responsible for the consumer sector with responsibility for buy and sell decisions in that sector. Ms. Blaydes is a Vice President of CAM North America LLC. Ms. Blaydes acts as sector manager for small cap growth and balanced strategies of the manager, as well as a research analyst covering tobacco, beverages, retail and consumer. She joined the manager in March 2003. Prior to March 2003, Ms. Blaydes was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

          The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the fund.

          The interests of different variable insurance products and qualified plans investing in the fund could conflict due to differences of tax treatment and other considerations. The fund currently does not foresee any disadvantages to investors arising from the fact that the fund may offer its shares to different insurance company separate accounts that serve as the investment medium for their variable annuity and variable life products and to qualified plans. Nevertheless, the board of trustees intends to monitor events to identify any material irreconcilable conflicts which may arise, and to determine what action, if any, should be taken in response to these conflicts. If a conflict were to occur, one or more insurance companies’ separate accounts or qualified plans might be required to withdraw their investments in the fund and shares of another fund may be substituted.

8	Legg Mason Partners Funds

Management fee

For the fiscal year ended December 31, 2005, SBFM received fees, after waivers, totaling 0.60% of the fund’s average daily net assets.

          A discussion regarding the basis for the Board of Trustees’ approval of the fund’s management agreement is available in the fund’s Annual Report for the fiscal year ended December 31, 2005.

Other things to know about share transactions

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, and Citigroup Global Markets Inc. (“CGMI”) serve as the fund’s distributors.

          A distributor may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. A distributor may also make payments to dealers for marketing, promotional or related expenses. The amount of these payments is determined by the distributor and may be substantial. The manager or an affiliate may make similar payments under similar arrangements.

          The payments described above are often referred to as “revenue sharing payments.” The recipients of such payments may include the fund’s distributors, affiliates of the manager, broker-dealers, financial institutions and other financial intermediaries through which investors may purchase shares of a fund. In some circumstances, such payments may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of a fund to you. Please contact your financial intermediary for details about revenue sharing payments it may receive.

Transfer agent and shareholder servicing agent

PFPC Inc. serves as the fund’s transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the fund, handles certain communications between shareholders and the fund and distributes dividends and distributions payable by the fund.

Recent Developments

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

          The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	9

management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

          The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the affected Funds.

          The order required SBFM to recommend a new transfer agent contract to the Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

          Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

          On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason, Inc.

10	Legg Mason Partners Funds

Buying shares

You may not buy shares directly. You can invest in the fund by purchasing a variable annuity contract or variable life insurance policy offered by a participating insurance company separate account or through certain qualified pension and retirement plans. Variable annuity contracts and life insurance policies are issued by insurance companies. You should read both this Prospectus and the prospectus of the participating insurance company separate account before you invest. The separate account prospectus will tell you:

■	How to purchase a variable annuity contract or variable life insurance policy

■	How to select specific funds as investment options for the contract or policy

■	Whether you can transfer money from one investment option to another

■	How to withdraw from or cancel your contract or policy

■	The specific terms and provisions of the contract or policy, including:

☐ Sales and surrender charges

☐ Mortality and expense risk fees

☐ Other fees and expenses that may be payable under the contract or policy

          The separate accounts buy fund shares based upon available cash from premium payments and the instructions the accounts receive from their contract and policy holders. Shares of the fund are offered continuously and purchases may be made Monday through Friday, except on certain holidays. The fund and the fund’s distributors have the right to reject any purchase order or cease offering fund shares at any time.

          Shares are purchased at net asset value the next time it is calculated after the order is received and accepted by the fund or the fund’s agent. Net asset value is the value of a single share of the fund. The fund does not have any sales charges.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	11

Redeeming shares

A separate account may redeem fund shares to generate cash to meet various obligations under the contracts and policies issued by it. For example, if you invest in the fund through a variable annuity contract and request a partial withdrawal or cancellation of the contract, the separate account may redeem fund shares to pay you. You should read your separate account prospectus carefully to find out:

■	How you may withdraw from or cancel your contract or policy

■	What surrender fees or expenses you may incur

■	Whether you may be taxed on the amount of withdrawal, including any penalty tax

          A separate account or qualified plan may redeem shares on any business day. The price will be the net asset value the next time it is calculated after the redemption request in proper form has been received.

          Payment from the redemption will be generally made to the separate account or qualified plan within seven days after the request is made. Redemption proceeds may be delayed, or the right to receive redemption proceeds suspended, if the New York Stock Exchange (“NYSE”) is closed (other than on weekends or holidays) or trading is restricted, or if an emergency exists. The fund has the right to pay redemption proceeds by distributing securities instead of cash. In that case, the separate account or qualified plan may incur costs (such as brokerage commissions) converting the securities into cash.

Frequent purchases and sales of fund shares

Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a fund’s portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on a fund’s long-term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from the fund’s performance. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that the fund’s share price, which is determined at the close of the New York Stock Exchange on each trading day, does not accurately reflect the value of the fund’s portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

          Because of the potential harm to the fund and its long term shareholders, the Board of Trustees of the fund has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, the fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares. For this reason, the Board has not adopted any specific restrictions on purchases and sales of fund shares, but the fund reserves the right to reject any exchange or purchase of fund shares with or with-

12	Legg Mason Partners Funds

out prior notice to the account holder. In cases where surveillance of a particular account establishes what the manager believes to be obvious market timing, the manager will seek to block future purchases and exchanges of fund shares by that account. Where surveillance of a particular account indicates activity that the manager believes could be either abusive or for legitimate purposes, the fund may permit the account holder to justify the activity.

          The fund’s shares are offered exclusively to insurance company separate accounts that fund certain insurance contracts, and insurance companies typically hold shares for a number of insurance contracts in a single account. Although the policies and procedures discussed above apply to any account, including such insurance companies separate accounts, the fund’s ability to monitor trading in these accounts may be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts. There may also be operational and technological limitations on the ability of the fund’s service providers to identify or terminate frequent trading activity within the various types of omnibus accounts.

          The fund’s policies and procedures also require personnel such as portfolio managers and investment staff to report any abnormal or otherwise suspicious investment activity, and prohibit short-term trades by such personnel for their own account in mutual funds managed by the manager and its affiliates, other than money market funds. Additionally, the fund has adopted policies and procedures to prevent the selective release of information about its portfolio holdings, as such information may be used for market-timing and similar abusive practices.

          The fund’s policies and procedures provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the Board of Trustees reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the fund or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. As noted above, if the fund is unable to detect and deter trading abuses, its performance, and long-term shareholders, may be harmed. In addition, because the fund has not adopted any specific limitations or restrictions on the trading of fund shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of fund shares, even when the trading is not for abusive purposes. The fund will provide advance notice to its shareholders and prospective investors of any specific restrictions on the trading of fund shares that the Board may adopt in the future.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	13

Dividends, distributions and taxes

Dividends and distributions

The fund generally pays dividends and makes capital gain distributions, if any, once a year, typically in December. The fund may pay additional distributions and dividends at other times if necessary for the fund to avoid a federal tax. The fund expects distributions to be primarily from capital gains. Long-term capital gain distributions and dividends are reinvested in additional fund shares.

Taxes

The fund intends to qualify and be taxed as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). In order to qualify to be taxed as a regulated investment company, the fund must meet certain income and diversification tests and distribution requirements. As a regulated investment company meeting these requirements, the fund will not be subject to federal income tax on its net investment income and net capital gains that it distributes to its shareholders. If the fund should fail to qualify as a regulated investment company under the Code, it would be subject to a regular federal corporate income tax on its net investment income and net capital gains.

          Since as a contract holder you do not own shares in the fund directly, generally you are not taxed directly when distributions are made by the fund to your separate account, and exchanges and redemptions of fund shares are made on behalf of your separate account. However, you may be subject to taxation when you receive distributions from your variable annuity contract or variable life insurance policy. You should refer to the prospectus for your contract or policy for information on the taxes relating to your investment and the tax consequences of any withdrawal of your investment. You may also wish to consult with your own tax advisor about your particular situation, and the tax consequences of your investment under state and local laws.

          In order to enable contracts investing in the fund to comply with the diversification requirements applicable to “suggested asset accounts” under the Code, the fund intends to structure its portfolio in a manner that complies with those requirements. The applicable Treasury Regulations generally provide that, as of the end of each calendar quarter or within 30 days thereafter, no more than 55% of the total assets of an account may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments, and no more than 90% by any four investments. For this purpose all securities of the same issuer are considered a single investment but in the case of government securities, each government agency or instrumentality is considered to be a separate issuer. So long as the fund qualifies as a “regulated investment company,” each separate account investing in the fund will be entitled to “look through” to the fund’s portfolio in order to satisfy the diversification requirements. If the fund should fail to comply with these regulations or fail to qualify as a regulated investment company under the Code, contracts invested in the fund would not be treated as annuity, endowment or life insurance under the Code.

14	Legg Mason Partners Funds

Share price

The fund’s net asset value per share is the value of its assets minus its liabilities divided by the number of shares outstanding. The fund calculates its net asset value every day the NYSE is open. This calculation is done when regular trading closes on the NYSE (normally 4:00 p.m., Eastern time). The NYSE is closed on certain holidays listed in the SAI.

          The Board of Trustees has approved procedures to be used to value the fund’s securities for the purposes of determining the fund’s net asset value. The valuation of the securities of the fund is determined in good faith by or under the direction of the Board of Trustees. The Board of Trustees has delegated certain valuation functions for the fund to the manager.

          The fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. The fund’s currency valuations, if any, are done as of when the London Stock Exchange closes, which is usually at 12 noon Eastern time. For equity securities that are traded on an exchange, the market price is usually the closing sale or official closing price on that exchange. In the case of securities not traded on an exchange, or if such closing prices are not otherwise available, the market price is typically determined by independent third party pricing vendors approved by the fund’s Board using a variety of pricing techniques and methodologies. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the fund’s Board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager will price securities using fair value procedures approved by the Board. Because the fund invests in securities of small capitalization companies — some of which may be thinly traded, for which market quotations may not be readily available or may be unreliable — the fund may use fair valuation procedures more frequently than funds that invest primarily in securities that are more liquid, such as securities of large capitalization domestic issuers. The fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund’s net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the fund prices its shares. The fund uses a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by the manager from time to time.

          Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	15

          International markets may be open on days when U.S. markets are closed and the value of foreign securities owned by the fund and the value of your shares could change on days when you cannot buy or redeem shares.

16	Legg Mason Partners Funds

Financial highlights

The financial highlights table is intended to help you understand the performance of the fund for the past five years. Certain information reflects financial results for a single fund share. The total returns in the table represent the rate that an investor would have earned or (lost) on an investment in the fund assuming reinvestment of all dividends and distributions. This information in the following table for the fiscal year ended December 31, 2005 has been derived from the fund’s financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, whose report, along with the fund’s financial statements, is included in the annual report (available upon request). The information in the following tables for the fiscal years ended December 31, 2001, 2002, 2003 and 2004 have been audited by other independent registered public accountants.

For a share of beneficial interest outstanding throughout each year ended December 31:

	2005	2004 (1)	2003	(1)	2002 (1)	2001 (1)

Net Asset Value, Beginning of Year	$11.40	$10.10	$7.10		$9.55	$13.20

Income (Loss) from Operations:
Net investment income (loss)	0.00 (2)	0.02	(0.03)		(0.03)	(0.01)
Net realized and unrealized gain (loss)	0.55	1.54	3.03		(2.42)	(2.09)

Total Income (Loss) From Operations	0.55	1.56	3.00		(2.45)	(2.10)

Less Distributions From:
Net investment income	—	(0.01)	—		—	—
Net realized gains	(1.11)	(0.25)	—		—	(1.55)

Total Distributions	(1.11)	(0.26)	—		—	(1.55)

Net Asset Value, End of Year	$10.84	$11.40	$10.10		$7.10	$9.55

Total Return(3)	4.90%	15.38%	42.25	%(4)	(25.65)%	(16.22)%

Net Assets, End of Year (000s)	$63,524	$59,590	$44,626		$20,016	$21,680

Ratios to Average Net Assets:
Gross expenses	1.05%	1.10%	1.15%		1.45%	2.21%
Net expenses(5)(6)	0.90	0.90	0.90		0.90	0.90
Net investment income (loss)	(0.05)	0.15	(0.30)		(0.34)	(0.17)

Portfolio Turnover Rate	116%	135%	168%		19%	59%

(1)	Per share amounts have been calculated using the average shares method.

(2)	Amount represents less than 0.01 per share.

(3)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.

(4)	0.28% of the Fund’s total return resulted from advisory reimbursements as a result of investments not meeting the investment policy of the Fund.

(5)	The investment manager voluntarily waived all or a portion of its fees and/or reimbursed expenses. Such waivers and expense reimbursements are voluntary and may be reduced or terminated at any time.

(6)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 0.90%.

Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio	17

Legg Mason Partners
Variable Small Cap Growth
Opportunities Portfolio

Shareholder reports Annual and semiannual reports to shareholders provide additional information about the fund’s investments. The annual report dis-
cusses the market conditions and investment strategies that significantly affected the fund’s performance.

Statement of additional information The Statement of Additional
Information provides more detailed information about the fund and is incor-
porated by reference into (is legally part of) this Prospectus.

You can make inquiries about the fund or obtain shareholder reports or the
Statement of Additional Information (without charge) by calling Shareholder
Services at 1-800-451-2010, or by writing to the fund at 125 Broad Street, New
York, New York 10004. The fund’s shareholder reports and Statement of
Additional Information are not available on the Internet as the fund does not currently maintain a website.

Information about the fund (including the SAI) can be reviewed and copied at the Securities and Exchange Commission’s Public Reference Room in Wash-
ington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Reports and other information about the fund are available on the EDGAR Database on the
Commission’s Internet site at http:// www.sec.gov. Copies of this informa-
tion may be obtained for a duplicating fee by electronic request at the fol-
lowing E-mail address: public info@sec.gov, or by writing the-Commission’s
Public Reference Section, Washington, D.C. 20549-0102.

If someone makes a statement about the fund that is not in this Prospectus, you should not rely upon that information. Neither the fund nor the distribu-
tors are offering to sell shares of the fund to any person to whom the fund may not lawfully sell its shares.

(Investment Company Act
File No. 811-07893)
SBSMCP 5/06

May 1, 2006

LEGG MASON PARTNERS VARIABLE SMALL CAP GROWTH OPPORTUNITIES PORTFOLIO

STATEMENT OF ADDITIONAL INFORMATION

     Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio (formerly, Smith Barney Small Cap Growth Opportunities Portfolio) (the “fund’’) is a series of Legg Mason Partners Variable Portfolios V (the “trust’’). The trust is an open-end management investment company which was organized as a business trust under the laws of the Commonwealth of Massachusetts on October 18, 1996. The shares of the fund are only offered to separate accounts (“Separate Accounts’’) of participating life insurance companies (“Participating Insurance Companies’’) for the purpose of funding variable annuity contracts and variable life insurance policies and to qualified retirement and pension plans (“Qualified Plans’’). The address and telephone number of the trust are 125 Broad Street, New York, New York 10004, (800) 451-2010.

     “Smith Barney” is a service mark of Citigroup, licensed for use by Legg Mason as the name of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

     FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

TABLE OF CONTENTS
1.	The Trust	2

2.	Investment Objectives and Policies	2

3.	Description of Permitted Investments and Investment Practices and Associated Risks	2

4.	Investment Restrictions	16

5.	Determination of Net Asset Value; Valuation of Securities	17

6.	Additional Information on the Purchase and Sale of Fund Shares	17

7.	Management	18

8.	Portfolio Transactions	29

9.	Disclosure of Portfolio Holdings	31

10.	Portfolio Managers	33

11.	Description of Shares, Voting Rights and Liabilities	35

12.	Tax Matters	36

13.	Certain Additional Legal Matters	36

14.	Financial Statements	37

	Proxy Voting Guidelines & Procedures Summary	A-1

     This Statement of Additional Information sets forth information which may be of interest to investors but which is not necessarily included in the fund’s Prospectus dated May 1, 2006, by which shares of the fund are offered. This Statement of Additional Information should be read in conjunction with the Prospectus. This Statement of Additional Information incorporates by reference the financial statements described on page 37 hereof. These financial statements can be found in the fund’s Annual Report to Shareholders. An investor may obtain copies of the Prospectus and Annual Report without charge by calling 1-800-451-2010, or by contacting a Participating Insurance Company.

     This Statement of Additional Information is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective prospectus.

1. THE TRUST

     Legg Mason Partners Variable Portfolios V is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts on October 18, 1996. The trust was called Variable Annuity Portfolios prior to May 1, 2006. This Statement of Additional Information describes shares of Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio (the “fund’’), which is a separate series of the trust. Prior to May 1, 2006, the fund was called Smith Barney Small Cap Growth Opportunities Portfolio. Prior to May 1, 2001, the fund was called CitiFunds®Small Cap Growth VIP Portfolio. Prior to March 2, 1998 the fund was called Landmark Small Cap Equity VIP Fund. The fund is an investment vehicle for variable annuity contracts and variable life insurance policies offered by Separate Accounts of Participating Insurance Companies and for Qualified Plans. References in this Statement of Additional Information to the “Prospectus’’of the fund are to the fund’s Prospectus, dated May 1, 2006.

     The fund is a diversified fund. Under the Investment Company Act of 1940, as amended (the “1940 Act’’), a diversified management investment company must invest at least 75% of its assets in cash and cash items, U.S. Government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

     Smith Barney Fund Management LLC (“SBFM’’ or the “manager’’) is the manager of the fund. The manager manages the investments of the fund from day to day in accordance with the fund’s investment objective and policies. The selection of investments for the fund and the way they are managed depend on the conditions and trends in the economy and the financial marketplaces.

     The Board of Trustees of the trust provides broad supervision over the affairs of the fund. Shares of the fund are continuously sold by Legg Mason Investor Services (“LMIS”) and Citigroup Global Markets Inc. (“CGMI’’), the fund’s distributors, only to Separate Accounts and Qualified Plans.

2. INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of the fund is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

     The fund’s Prospectus contains a discussion of the principal investment strategies of the fund and the principal risks of investing in the fund. The following supplements the information contained in the fund’s Prospectus concerning the investment policies and techniques of the fund.

     The policies described herein and those described below under “Description of Permitted Investments and Investment Practices’’ are not fundamental and may be changed without shareholder approval.

     Of course, there can be no assurance that the fund will achieve its objective.

     Under normal market conditions, the fund invests at least 80% of its net assets in equity securities of small cap companies and related investments. Although this specific investment policy may be changed without shareholder approval, the fund has adopted a policy to provide its shareholders with at least 60 days’ prior notice of any change in its 80% policy.

     3. DESCRIPTION OF PERMITTED INVESTMENTS
AND INVESTMENT PRACTICES AND ASSOCIATED RISKS

     This section contains a discussion of certain investment practices and certain of the risks associated with those practices, and supplements the description of the fund’s investments and risks contained in the Prospectus. The fund may, but need not, invest in all of the investments and utilize all of the investment techniques described below and in the fund’s Prospectus. The selection of investments and the utilization of investment techniques depend on, among other things, the manager’s investment strategies for the fund, conditions and trends in the economy and financial markets and investments being available on terms that, in the manager’s opinion, make economic sense.

Options

     The fund may write covered call and put options and purchase call and put options on securities for hedging and non-hedging purposes. Call and put options written by the fund may be covered in the manner set forth below, or the fund will segregate cash or liquid securities equal to the value of the securities underlying the option.

     A call option written by the fund is “covered’’ if the fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the fund holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the fund in cash or liquid securities in a segregated account. A put option written by the fund is “covered’’ if the fund maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the fund in cash or liquid securities in a segregated account. Put and call options written by the fund may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the coun-terparty with which, the option is traded, and applicable laws and regulations. Even if the fund’s obligation is covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise. Covering an option does not protect the fund from risk of loss.

     When the fund writes a call option, the fund, in return for a fee, or “premium’’, agrees to sell a security at the exercise price, if the holder exercises the right to purchase prior to the expiration date of the call option. If the fund holds the security in question, the fund gives up some or all of the opportunity to profit from the increase in the market price of the security during the life of the option. The fund retains the risk of loss should the price of the security decline. If the option expires unexercised, the fund realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the fund realizes a gain or loss equal to the difference between the fund’s cost for the underlying security and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

     The fund may terminate a call option it has written before it expires by entering into a closing purchase transaction. The fund may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from closing a purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, if the fund holds the underlying security any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security. If the fund does not hold the underlying security, the fund’s loss could be unlimited.

     The fund may write put options in an attempt to enhance its current return. Such option transactions may also be used as a limited form of hedging against an increase in the price of securities that the fund plans to purchase. A put option written by the fund gives the holder the right to sell, and, in return for a premium, obligates the fund to buy, a security at the exercise price at any time before the expiration date.

     In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, the fund may also receive a return on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a loss to the fund, unless the security later appreciates in value. The fund may terminate a put option it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

     The fund may purchase options for hedging purposes or to increase the fund’s return. When put options are purchased as a hedge against a decline in the value of portfolio securities, the put options may be purchased at or about the same time that the fund purchases the underlying security or at a later time. If such decline occurs, the put options will permit the fund to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, the fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs. Similarly, when put options are used for non-hedging purposes, the fund may make a profit when the price of the underlying security or instrument falls below the strike price. If the price of the underlying security or instrument does not fall sufficiently, the options may expire unexercised and the fund would lose the premiums it paid for the option. If the price of the underlying security or instrument falls sufficiently and the option is exercised, the amount of any resulting profit will be offset by the amount of premium paid.

     The fund may purchase call options to hedge against an increase in the price of securities that the fund anticipates purchasing in the future. If such increase occurs, the call option will permit the fund to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the fund upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the fund and the premium would be lost.

     Call options may also be purchased in order to increase the fund’s return at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a call option may be sold by the fund in closing sale transactions, which are sales by the fund, prior to the exercise of options that it has purchased, of options of the same series. Profit or loss from the sale will depend upon whether the amount received is more or less than the premium paid for the option plus the related transaction costs. The purchase of call options on securities that the fund owns, when the fund is substantially fully invested, is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

     The fund may write (sell) call and put options and purchase call and put options on securities indices. The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash “exercise settlement amount’’ equal to (1) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (2) a fixed “index multiplier.’’ Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

     The fund may cover call options on securities indices by owning securities whose price changes, in the opinion of the manager, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the fund covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the fund will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The fund may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the fund in cash or liquid securities in a segregated account. The fund may cover put options on securities indices by maintaining cash or liquid securities with a value equal to the exercise price in a segregated account or by holding a put on the same securities index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the fund in cash or liquid securities in a segregated account. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Investors should be aware that although the fund will only write call or put options on securities indices that are covered, covering an option does not protect the fund from risk of loss.

     The fund will receive a premium from writing a put or call option, which increases the fund’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the fund has written a call option falls or remains the same, the fund will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the fund will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the fund’s stock investments. By writing a put option, the fund assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the fund correlate with changes in the value of the index, writing covered put options on indices will increase the fund’s losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

     The fund may purchase put options on securities indices when the portfolio managers believe that there may be a decline in the prices of the securities covered by the index. The fund will realize a gain if the put option appreciates in excess of the premium paid for the option. If the option does not increase in value, the fund’s loss will be limited to the premium paid for the option plus related transaction costs.

     The fund may purchase call options on securities indices to take advantage of an anticipated broad market advance, or an advance in an industry or market segment. The fund will bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the fund is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

     Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of the fund to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. However, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the portfolio managers desire that the fund engage in such a transaction.

     Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether the fund realizes a gain or loss from purchasing or writing options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by the fund of options on securities indices is subject to the portfolio managers’ ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities. When the fund purchases or writes securities index options as a hedging technique, the fund’s success will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected.

     The fund’s purchase or sale of securities index options in an attempt to enhance performance involves speculation and may be very risky and cause losses, which, in the case of call options written, are potentially unlimited.

     The fund may purchase over-the-counter (“OTC’’) or dealer options or sell covered OTC options. Unlike exchange-listed options where an intermediary or clearing corporation assures that all transactions are properly executed, the responsibility for performing all transactions with respect to OTC options rests solely with the writer and the holder of those options. A listed call option writer, for example, is obligated to deliver the underlying stock to the clearing organization if the option is exercised, and the clearing organization is then obligated to pay the writer the exercise price of the option. If the fund were to purchase a dealer option, however, it would rely on the dealer from whom it purchased the option to perform if the option were exercised. If the dealer fails to honor the exercise of the option by the fund, the fund would lose the premium it paid for the option and the expected benefit of the transaction.

     Listed options may have a liquid market while dealer options have none. Consequently, the fund will generally be able to realize the value of a dealer option it has purchased only by exercising it or reselling it to the dealer who issued it. Similarly, when the fund writes a dealer option, it generally will be able to close out the option prior to the expiration only by entering into a closing purchase transaction with the dealer to which the fund originally sold the option. Although the fund will seek to enter into dealer options only with dealers who will agree to and that are expected to be capable of entering into closing transactions with the fund, there can be no assurance that the fund will be able to liquidate a dealer option at a favorable price at any time prior to expiration. The inability to enter into a closing transaction may result in material losses to the fund. Until the fund, as an OTC call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities (or other assets) used to cover the written option until the option expires or is exercised. This requirement may impair the fund’s ability to sell portfolio securities or, with respect to currency options, currencies at a time when such sale might be advantageous. In the event of insolvency of the other party, the fund may be unable to liquidate a dealer option.

     The fund may purchase and write options on foreign currencies as more fully described in “Foreign Currency Exchange Transactions’’ below. The fund may also purchase or write call options on futures contracts as more fully described in “Options on Futures Contracts’’ below.

     The use of options by the fund may involve leveraging. Leveraging adds increased risks to the fund, because the fund’s losses may be out of proportion to the amount invested in the instrument-a relatively small investment may lead to much greater losses.

Stock Index Futures Contracts

     The fund may enter into stock index futures contracts for hedging purposes and for nonhedging purposes.

     A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A “sale’’ of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A “purchase’’ of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts in the United States have been designed by exchanges which have been designated “contract markets’’by the Commodity Futures Trading Commission (“CFTC’’) and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Futures contracts may also be traded on markets outside the U.S.

     The fund may buy and sell stock index futures contracts to attempt to increase investment return, to gain stock market exposure while holding cash available for investments and redemptions, or to protect against a decline in the stock market.

     A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at the price agreed upon when the contract is made. A unit is the current value of the stock index.

     The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor’s 100 Stock Index (the “S&P 100 Index’’) is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if the fund enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the fund will gain $400 (100 units x gain of $4) reduced by transaction costs. If the fund enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the fund will lose $200 (100 units x loss of $2) increased by transaction costs.

     Positions in index futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. There can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the fund, which could require the fund to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

     The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits’’ established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Investments in futures contracts also entail the risk that if the portfolio managers’investment judgment about the general direction of interest rates, equity markets, or other economic factors is incorrect, the fund’s overall performance may be poorer than if any such contract had not been entered into. For example, if the fund entered into a stock index futures contract in the belief that the prices of the stocks comprising the index would increase, and prices decreased instead, the fund would have both losses in its portfolio securities as well as in its futures positions.

     In addition, an amount of cash or liquid securities will be maintained by the fund in a segregated account so that the amount so segregated, plus the applicable margin held on deposit, will be approximately equal to the amount necessary to satisfy the fund’s obligations under the futures contract, or the fund will otherwise “cover’’ its positions in accordance with applicable policies and regulations.

     The use of futures contracts potentially exposes the fund to the effects of “leveraging,’’ which occurs when futures are used so that the fund’s exposure to the market is greater than it would have been if the fund had invested directly in the underlying securities. “Leveraging’’ increases the fund’s potential for both gain and loss.

Single Stock Futures

     Recent legislation permits the trading on U.S. exchanges of standardized futures contracts on individual equity securities, such as common stocks, exchange traded funds and American Depository Receipts, as well as narrow-based securities indices, generally called security futures contracts or “SFCs.’’ As with other futures contracts, an SFC involves an agreement to purchase or sell in the future a specific quantity of shares of a security or the component securities of the index. The initial margin requirements (typically 20 percent) are generally higher than with other futures contracts. Trading SFCs involves many of the same risks as trading other futures contracts, including the risks involved with leverage, and losses are potentially unlimited. Under certain market conditions, for example if trading is halted due to unusual trading activity in either the SFC or the underlying security due to recent news events involving the issuer of the security, it may be difficult or impossible for a fund to liquidate its position or manage risk by entering into an offsetting position. In addition, the prices of SFCs may not correlate as anticipated with the prices of the underlying security. And unlike options on securities in which the fund may invest, where the fund has the right, but not the obligation, to buy or sell a security prior to the expiration date, if the fund has a position in an SFC, the fund has both the right and the obligation to buy or sell the security at a future date, or otherwise offset its position.

Options on Futures Contracts

     The fund may purchase and write options to buy or sell futures contracts in which the fund may invest. These investment strategies may be used for hedging purposes and for non-hedging purposes, subject to applicable law.

     An option on a futures contract provides the holder with the right to enter into a “long’’ position in the underlying futures contract, in the case of a call option, or a “short’’ position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

     A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the trader’s profits or loss on the transaction.

     Options on futures contracts that are written or purchased by the fund on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

     The fund may cover the writing of call options on futures contracts (a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the fund in cash or securities in a segregated account. The fund may cover the writing of put options on futures contracts (a) through sales of the underlying futures contract, (b) through segregation of cash or liquid securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the fund in cash or liquid securities in a segregated account. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by the fund, the fund will be required to sell the underlying futures contract which, if the fund has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by the fund is exercised, the fund will be required to purchase the underlying futures contract which, if the fund has covered its obligation through the sale of such contract, will close out its futures position.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. The fund will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the fund will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the fund’s security holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If the fund writes an option on a futures contract and that option is exercised, the fund may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. The fund’s ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the fund and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the fund bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for the fund to incur a loss on both the hedging instrument and the futures contract being hedged.

     The fund may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, the fund could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by the fund will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the fund could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

     The fund may also purchase options on futures contracts for non-hedging purposes, in order to take advantage of projected market advances or declines or changes in interest rates or exchange rates. For example, the fund can buy a call option on a futures contract when the portfolio managers believe that the underlying futures contract will rise. If prices do rise, the fund could exercise the option and acquire the underlying futures contract at the strike price or the fund could offset the long call position with a sale and realize a profit. Or, the fund can sell a call option if the portfolio managers believe that futures prices will decline. If prices decline, the call will likely not be exercised and the fund would profit. However, if the underlying futures contract should rise, the buyer of the option would likely exercise the call against the fund and acquire the underlying futures position at the strike price; the fund’s loss in this case could be unlimited.

     The fund’s use of options on futures contracts may involve leveraging. Leveraging adds increased risks to the fund, because the fund’s losses may be out of proportion to the amount invested in the instrument — a relatively small investment may lead to much greater losses.

Foreign Currency Exchange Transactions

     Because the fund may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the fund may engage in foreign currency exchange transactions as an attempt to protect against uncertainty in the level of future foreign currency exchange rates or as an attempt to enhance performance.

     The fund may enter into foreign currency exchange transactions to convert U.S. currency to non-U.S. currency and non-U.S. currency to U.S. currency, as well as convert one non-U.S. currency to another non-U.S. currency. The fund either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange markets, or uses forward contracts to purchase or sell non-U.S. currencies.

     The fund may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the “spread’’) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

     A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades. The fund may enter into forward contracts for hedging and non-hedging purposes, including transactions entered into for the purposes of profiting from anticipated changes in foreign currency exchange rates.

     Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein.

     When the fund enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to “lock in’’ the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the fund may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

     When the portfolio managers believe that the currency of a particular country may suffer a substantial decline against the U.S. dollar, the fund may enter into a forward contract to sell the non-U.S. currency, for a fixed amount of U.S. dollars. If the fund owns securities in that currency, the portfolio managers may enter into a contract to sell the non-U.S. currency in an amount approximating the value of some or all of the fund’s securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

     At the maturity of a forward contract, the fund will either deliver the non-U.S. currency, or terminate its contractual obligation to deliver the non-U.S. currency by purchasing an “offsetting’’ contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If the fund engages in an offsetting transaction, the fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date the fund enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the fund will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the fund will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

     Where the fund enters into a forward contract with respect to securities it holds denominated in the non-U.S. currency, it is impossible to forecast with precision the market value of the fund’s securities at the expiration of a forward contract. Accordingly, it may be necessary for the fund to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the fund is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the fund is obligated to deliver.

     When the fund enters into a forward contract for non-hedging purposes, there is a greater potential for profit but also a greater potential for loss. For example, the fund may purchase a given foreign currency through a forward contract if the value of such currency is expected to rise relative to the U.S. dollar or another foreign currency. Conversely, the fund may sell the currency through a forward contract if the value of the currency is expected to decline against the dollar or another foreign currency. The fund will profit if the anticipated movements in foreign currency exchange rates occur, which will increase gross income. Where exchange rates do not move in the direction or the extent anticipated, however, the fund may sustain losses which will reduce its gross income. Such transactions should be considered speculative and could involve significant risk of loss.

     When entering into forward contracts, the fund intends to comply with policies of the SEC concerning forward contracts. Those policies currently require that an amount of the fund’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment or that the fund otherwise covers its position in accordance with applicable regulations and policies.

     The fund may purchase put options on a currency in an attempt to protect against currency rate fluctuations or to seek to enhance gains. When the fund purchases a put option on a currency, the fund will have the right to sell the currency for a fixed amount in U.S. dollars, or other currency. Conversely, where a rise in the value of one currency is projected against another, the fund may purchase call options on the currency, giving it the right to purchase the currency for a fixed amount of U.S. dollars or another currency. The fund may purchase put or call options on currencies, even if the fund does not currently hold or intend to purchase securities denominated in such currencies.

     The benefit to the fund from purchases of currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the fund could sustain losses on transactions in foreign currency options.

     The fund may write options on currencies for hedging purposes or otherwise in an attempt to achieve its investment objective. For example, where the fund anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the fund may be offset by the amount of the premium received. If the expected decline does not occur, the fund may be required to sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The fund could also write call options on a currency, even if it does not own any securities denominated in that currency, in an attempt to enhance gains. In that case, if the expected decline does not occur, the fund would be required to purchase the currency and sell it at a loss, which may not be offset by the premium received. The losses in this case could be unlimited.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, the fund could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the fund to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the fund would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, the fund also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates. The fund could also write put options on a currency, even if it does not own, or intend to purchase, any securities denominated in that currency. In that case, if the expected increase does not occur, the fund would be required to purchase the currency at a price that is greater than the current exchange rate for the currency, and the losses in this case could exceed the amount of premium received for writing the options, and could be unlimited.

     Options on foreign currencies are traded on U.S. or foreign exchanges or in the over-the-counter market. The fund may enter into transactions in options on foreign currencies that are traded in the over-the-counter market. These transactions are not afforded the protections provided to traders on organized exchanges or those regulated by the CFTC. In particular, over-the-counter options are not cleared and guaranteed by a clearing corporation, thereby increasing the risk of counterparty default. In addition, there may not be a liquid market on these options, which may prevent the fund from liquidating open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market conditions.

     The purchase and sale of foreign currency options are subject to the risks of the availability of a liquid secondary market and counterparty risk, as described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible interventions by governmental authorities and the effects of other political and economic events. In addition, the value of the fund’s positions in foreign currency options could be adversely affected by (1) other complex foreign political and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the fund’s ability to act upon economic events occurring in foreign markets during nonbusiness hours in the United States, and (4) imposition of different exercise and settlement terms and procedures and margin requirements than in the United States.

     In addition, because foreign currency transactions occurring in the interbank market generally involve substantially larger amounts than those that may be involved in the use of foreign currency options, the fund may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

     There is no systematic reporting of last-sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets, or other markets used by the fund are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that may not be reflected in the U.S. or other markets used by the fund.

     Put and call options on non-U.S. currencies written by the fund will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the fund’s obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

     The fund may engage in proxy hedges and cross hedges. For example, in a proxy hedge, the fund, having purchased a security, would sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold might be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. The fund may enter into a cross hedge if a particular currency is expected to decrease against another currency. For example, the fund would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an attempt to protect against declines in value of the fund’s holdings denominated in the currency sold.

     Investing in ADRs and other depository receipts presents many of the same risks regarding currency exchange rates as investing directly in securities traded in currencies other than the U.S. dollar. Because the securities underlying ADRs are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. The fund may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depository receipts.

     Of course, the fund is not required to enter into the transactions described above and does not do so unless deemed appropriate by the portfolio managers. It should be realized that under certain circumstances, the fund may not be able to hedge against a decline in the value of a currency, even if the portfolio managers deem it appropriate to try to do so, because doing so would be too costly. Transactions entered into to protect the value of the fund’s securities against a decline in the value of a currency (even when successful) do not eliminate fluctuations in the underlying prices of the securities. Additionally, although hedging transactions may tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

     Investors should also be aware of the increased risk to the fund and its investors when it enters into foreign currency exchange transactions for non-hedging purposes. Non-hedging transactions in such instruments involve greater risks and may result in losses which are not offset by increases in the value of the fund’s other assets. Although the fund is required to segregate assets or otherwise cover certain types of transactions, this does not protect the fund against risk of loss. Furthermore, the fund’s use of foreign currency exchange transactions may involve leveraging. Leveraging adds increased risks to the fund, because the fund’s losses may be out of proportion to the amount invested in the instrument — a relatively small investment may lead to much greater losses.

Additional Disclosure Regarding Derivatives

     The manager has claimed an exclusion granted to operators of registered investment companies from the definition of commodity pool operator with respect to the fund and, therefore, is not subject to registration or regulation with respect to the fund under the rules of the Commodity Futures Trading Commission (“CFTC’’).

     Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the CFTC and on foreign exchanges. The securities underlying options and futures contracts traded by the fund may include domestic as well as foreign securities. Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

     Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, the fund may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.

     The use of certain derivatives, such as futures, forward contracts, and written options may involve leverage for the fund because they create an obligation, or indebtedness, to someone other than the fund’s investors and enable the fund to participate in gains and losses on an amount that exceeds its initial investment. If the fund writes a stock put option, for example, it makes no initial investment, but instead receives a premium in an amount equal to a fraction of the price of the underlying stock. In return, the fund is obligated to purchase the underlying stock at a fixed price, thereby being subject to losses on the full stock price.

     Likewise, if the fund purchases a futures contract, it makes an initial margin payment that is typically a small percentage of the contract’s price. However, because of the purchase, the fund will participate in gains or losses on the full contract price.

     Other types of derivatives provide the economic equivalent of leverage because they display heightened price sensitivity to market fluctuations, such as changes in stock prices or interest rates. These derivatives magnify the fund’s gain or loss from an investment in much the same way that incurring indebtedness does. For example, if the fund purchases a stock call option, the fund pays a premium in an amount equal to a fraction of the stock price, and in return, the fund participates in gains on the full stock price. If there were no gains, the fund generally would lose the entire initial premium.

     Options, futures contracts, options on futures contracts, forward contracts and swaps may be used alone or in combinations in order to create synthetic exposure to securities in which the fund otherwise invests.

     The use of derivatives may increase the amount of taxable income of the fund and may affect the amount, timing and character of the fund’s income for tax purposes.

Repurchase Agreements

     The fund may invest in repurchase agreements collateralized by securities in which the fund may otherwise invest. Repurchase agreements are agreements by which the fund purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (frequently overnight and usually not more than seven days) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or Government agency issues. Under the 1940 Act, repurchase agreements may be considered to be loans by the buyer. The fund’s risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller’s obligation to pay although the fund may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the fund must be fully collateralized at all times during the period of the agreement in that the value of the underlying security must be at least equal to the amount of the loan, including the accrued interest thereon, and the fund or its custodian or sub-custodian must have control of the collateral, which the manager believes will give the fund a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the fund may suffer delays and incur costs in connection with the disposition of the collateral. The manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller’s creditors than would be the case with securities owned by the fund. All repurchase agreements entered into by the fund are fully collateralized, with such collateral being marked to market daily. In the event of the bankruptcy of the other party to a repurchase agreement, the fund could experience delays in recovering the resale price. To the extent that, in the meantime, the value of the securities purchased has decreased, the fund could experience a loss.

Reverse Repurchase Agreements

     The fund may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the fund and the agreement by the fund to repurchase the securities at an agreed-upon price, date and interest payment. When the fund enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be segregated. The segregation of assets could impair the fund’s ability to meet its current obligations or impede investment management if a large portion of the fund’s assets are involved. Reverse repurchase agreements are considered to be a form of borrowing by the fund. In the event of the bankruptcy of the other party to a reverse repurchase agreement, the fund could experience delays in recovering the securities sold. To the extent that, in the meantime, the value of the securities sold has increased, the fund could experience a loss.

ETFs or Exchange Traded Funds

     The fund may invest in shares of open-end mutual funds or unit investment trusts that are traded on a stock exchange, called exchange-traded funds or ETFs. Typically, an ETF seeks to track the performance of an index, such as the S&P 500 or the NASDAQ 100, by holding in its portfolio either the same securities that comprise the index, or a representative sample of the index. Investing in an ETF will give the fund exposure to the securities comprising the index on which the ETF is based, and the fund will gain or lose value depending on the performance of the index.

     Unlike shares of typical mutual funds or unit investment trusts, shares of ETFs are designed to be traded throughout a trading day based on market values, and not at net asset value. For this reason, shares could trade at either a premium or discount to net asset value. Currently, the fund intends to invest only in ETFs that track equity market indices. The portfolios held by these ETFs are publicly disclosed on each trading day, and an approximation of actual net asset value is disseminated throughout the trading day. Because of this transparency, the trading prices of these index based ETFs tend to closely track the actual net asset value of the underlying portfolios. Recently launched ETFs, which are not structured as investment companies, invest in gold bullion. In the future, as new products become available, the fund may invest in ETFs that are based on fixed income indices, or that are actively managed. Actively managed ETFs will likely not have the transparency of index based ETFs, and therefore, may be more likely to trade at a discount or premium to actual net asset values. Gains or losses on the fund’s investment in ETFs will depend on the purchase and sale price of the ETF, rather than on changes in the underlying net asset value of the ETF.

Securities of Non-U.S. Issuers

     The fund may invest in securities of non-U.S. issuers. Investing in securities issued by foreign governments or by companies whose principal business activities are outside the United States may involve significant risks not present in U.S. investments. For example, the value of such securities fluctuates based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about non-U.S. issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of the fund, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

     It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. securities markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. securities trading practices, including those involving securities settlement where the fund’s assets may be released prior to receipt of payments, may expose the fund to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, non-U.S. brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

     Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

     American Depository Receipts (“ADRs’’), European Depository Receipts (“EDRs’’), Global Depository Receipts (“GDRs’’) and other forms of depository receipts for securities of non-U.S. issuers provide an alternative method for the fund to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

     ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depository receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.

     The fund may invest in securities of non-U.S. issuers that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

     The risks described above, including the risks of nationalization or expropriation of assets, are typically increased to the extent that the fund invests in issuers located in less developed and developing nations, whose securities markets are sometimes referred to as “emerging securities markets.’’Investments in securities located in such countries are speculative and subject to certain special risks. Political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies.

     In addition, unanticipated political or social developments may affect the value of the fund’s investments in these countries and the availability to the fund of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make the fund’s investment in such countries illiquid and more volatile than investments in more developed countries, and the fund may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to issuers located in these countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

Euro Conversion

     An increasing number of European countries participate in the European Economic and Monetary Union (“EMU’’) and many of those countries have adopted the euro as their sole currency. EMU may create new economic opportunities for investors, such as lower interest rates, easier cross-border mergers, acquisitions and similar restructurings, more efficient distribution and product packaging and greater competition. Budgetary decisions remain in the hands of each participating country, but are subject to each country’s commitment to avoid “excessive deficits’’and other more specific budgetary criteria. A European Central Bank is responsible for setting the official interest rate within the Euro zone. EMU and the introduction of the Euro, however, present unique risks and uncertainties for investors in EMU-participating countries, including: (i) monetary and economic union on this scale has never before been attempted; (ii) there is uncertainty whether participating countries will remain committed to EMU in the face of changing economic conditions; (iii) instability within EMU may increase the volatility of European markets and may adversely affect the prices of securities of European issuers in the fund’s portfolio; (iv) there is uncertainty concerning the fluctuation of the Euro relative to non-Euro currencies; and (v) there is no assurance that interest rate, tax and labor regimes of EMU-participating countries will converge over time. These and other factors may cause market disruption and could adversely affect European securities and currencies held by the fund.

Lending of Securities

     Consistent with applicable regulatory requirements and in order to generate income, the fund may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities are secured continuously by collateral in cash, cash equivalents or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral is invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the fund continues to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral also receives compensation based on investment of the collateral (subject to a rebate payable to the borrower and the lending agent). Where the borrower provides the fund with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the fund a fee for use of the borrowed securities. The fund would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the portfolio managers to be of good standing, and when, in the judgment of the portfolio managers, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the fund could suffer loss if the borrower terminates the loan and the fund is forced to liquidate investments in order to return the cash collateral to the buyer. The portfolio managers will make loans only when, in the judgment of the portfolio managers, the consideration which can be earned currently from loans of this type justifies the attendant risk. If the portfolio managers determine to make loans, it is not intended that the value of the securities loaned by the fund would exceed 30% of the market value of its total assets.

When-Issued Securities

     The fund may purchase securities on a “when-issued’’ or on a “forward delivery’’ basis, meaning that delivery of the securities will occur beyond customary settlement time. It is expected that, under normal circumstances, the fund would take delivery of such securities, but the fund may sell them before the settlement date. In general, the fund does not pay for the securities until received and does not start earning interest until the contractual settlement date. When the fund commits to purchase a security on a “when-issued’’ or on a “forward delivery’’ basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the fund’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the fund expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the fund intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of the fund’s assets committed to the purchase of securities on a “when-issued’’basis may increase the volatility of its net asset value.

Convertible Securities

     The fund may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security’s underlying common stock.

     In general, the market value of a convertible security is at least the higher of its “investment value’’ (i.e., its value as a fixed-income security) or its “conversion value’’ (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security’s underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

Rule 144A Securities

     Consistent with applicable investment restrictions, the fund may purchase securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act’’), but can be offered and sold to “qualified institutional buyers’’ under Rule 144A under the Securities Act (“Rule 144A securities’’). However, the fund will not invest more than 15% of its net assets (taken at market value) in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale and Rule 144A securities, unless, in the case of Rule 144A securities, the board of trustees of the trust determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The trustees have adopted guidelines and, subject to oversight by the trustees, have delegated to the manager the daily function of determining and monitoring liquidity of Rule 144A securities.

Private Placements and Illiquid Investments

     The fund may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the fund to sell them promptly at an acceptable price.

Bank Obligations

     The fund may invest in bank obligations, i.e., certificates of deposit, time deposits including Eurodollar time deposits, and bankers’ acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers’ acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

Commercial Paper

     The fund may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

Other Investment Companies

     Subject to applicable statutory and regulatory limitations, assets of the fund may be invested in shares of other investment companies. The fund may invest up to 5% of its assets in closed-end investment companies as permitted by applicable law.

Securities Rated Baa or BBB

     The fund may purchase securities rated Baa or better by Moody’s Investors Service, Inc. or BBB or better by Standard & Poor’s Ratings Services and securities of comparable quality, which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.

     Subsequent to its purchase by the fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the fund. In addition, it is possible that Moody’s, S&P and other rating agencies might not timely change their ratings of a particular issue to reflect subsequent events. In these circumstances the manager will consider whether the security continues to be an appropriate investment for the fund.

Additional Information

     At times, a substantial portion of the fund’s assets may be invested in securities as to which the fund, by itself or together with other funds and accounts managed by the manager and its affiliates, holds all or a major portion. Although the manager generally considers such securities to be liquid because of the availability of an institutional market for such securities, it is possible that, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the fund could find it more difficult to sell these securities when it believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the fund’s net asset value. In order to enforce its rights in the event of a default under such securities, the fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer’s obligations on such securities. This could increase the fund’s operating expenses and adversely affect the fund’s net asset value. In addition, the fund’s intention to qualify as a “regulated investment company’’ under the Internal Revenue Code may limit the extent to which the fund may exercise its rights by taking possession of such assets.

Defensive Strategies

     The fund may, from time to time, take temporary defensive positions that are inconsistent with the fund’s principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the fund may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal.

4. INVESTMENT RESTRICTIONS

     The trust, on behalf of the fund, has adopted the following policies which may not be changed with respect to the fund without approval by holders of a majority of the outstanding voting securities of the fund, which as used in this Statement of Additional Information means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the fund present at a meeting at which the holders of more than 50% of the outstanding voting securities of the fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the fund. The term “voting securities’’as used in this paragraph has the same meaning as in the 1940 Act.

     The fund may not:

     (1) Borrow money, if such borrowing is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     (2) Make loans to other persons if such loans are specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the fund more than 10% of the voting securities of such issuer to be held by the fund; provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the fund may invest all or substantially all of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the fund’s total assets more than 5% of the fund’s assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state); provided that for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the fund may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the fund’s investment objectives, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

     (6) Underwrite securities issued by other persons, except that all or any portion of the assets of the fund may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as the fund may technically be deemed an underwriter under the Securities Act in selling a security.

     (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the foregoing shall not be deemed to preclude the fund from purchasing or selling futures contracts or options thereon, and the fund reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the fund).

     (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

Non-Fundamental Restrictions

     The fund does not as a matter of operating policy borrow money in excess of 10% of the total assets of the fund (taken at cost), except that the fund may borrow up to 25% of its total assets when such borrowing is necessary to meet redemption requests (moreover, the fund will not purchase any securities for the fund at any time at which borrowings exceed 5% of the total assets of the fund (taken at market value)).

     This policy is not fundamental and may be changed by the fund without the approval of its shareholders.

Percentage and Rating Restrictions

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in the fund’s Prospectus is adhered to at the time an investment is made or assets are so utilized, other than a policy with respect to borrowing, a later change in percentage resulting from changes in circumstances will not be considered a violation of policy. If the value of the fund’s holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the board of trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

5. DETERMINATION OF NET ASSET VALUE; VALUATION OF SECURITIES

     The net asset value per share of the fund is determined on each day during which the New York Stock Exchange (“NYSE’’) is open for trading (“business day’’). As of the date of this Statement of Additional Information, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and during emergencies. This determination is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time) by adding the market value of all securities and other assets attributable to the fund, then subtracting the liabilities attributable to the fund, and then dividing the result by the number of outstanding shares of the fund. The net asset value per share is effective for orders received and accepted by the trust prior to its calculation.

     The Prospectus for the fund contains further information on the procedures, including the fair value procedures approved by the Board of Trustees, to be used to value the fund’s securities.

6. ADDITIONAL INFORMATION ON THE PURCHASE AND SALE OF FUND SHARES

     Individuals cannot buy shares of the fund directly, but can invest in the fund by purchasing a variable annuity contract or variable life insurance policy offered by a Participating Insurance Company Separate Account or through Qualified Plans. The Separate Accounts and Qualified Plans buy fund shares.

     From time to time, the fund’s distributors or the manager, at its expense, may provide additional commissions, compensation or promotional incentives (“concessions’’) to dealers that sell or arrange for the sale of shares of the fund. Such concessions provided by the fund’s distributors or the manager may include financial assistance to dealers in connection with pre-approved conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the fund, and/or other dealer-sponsored events. From time to time the fund’s distributors or the manager may make expense reimbursements for special training of a dealer’s registered representatives and other employees in group meetings or to help pay the expenses of sales contests. Other concessions may be offered to the extent not prohibited by state laws or any self-regulatory agency, such as the NASD.

     Subject to compliance with applicable regulations, the trust has reserved the right to pay the redemption or repurchase price of shares of the fund, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares or beneficial interests being sold. If a holder of shares or beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The right of redemption may be suspended or the date of payment postponed (a) for any period during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in markets the fund normally utilizes is restricted, or an emergency as determined by the SEC exists, so that disposal of the fund’s investments or determination of net asset value is not reasonably practicable or (c) for such other periods as the SEC by order may permit for the protection of the fund’s shareholders.

     Shares of the fund may be sold to and held by Separate Accounts that fund variable annuity and variable life insurance contracts issued by both affiliated and unaffiliated Participating Insurance Companies. The fund currently does not foresee any disadvantages to the holders of variable annuity contracts and variable life insurance policies of affiliated and unaffiliated Participating Insurance Companies arising from the fact that interests of the holders of variable annuity contracts and variable life insurance policies may differ due to differences of tax treatment or other considerations or due to conflicts between affiliated or unaffiliated Participating Insurance Companies. Nevertheless, the trustees will monitor events to seek to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken in response to such conflicts. Should a material irreconcilable conflict arise between the holders of variable annuity contracts and variable life insurance policies of affiliated or unaffiliated Participating Insurance Companies, the Participating Insurance Companies may be required to withdraw the assets allocable to some or all of the Separate Accounts from the fund. Any such withdrawal could disrupt orderly portfolio management to the potential detriment of such holders. The variable annuity contracts and variable life insurance policies are described in separate prospectuses issued by the Participating Insurance Companies. The fund assumes no responsibility for such prospectuses.

7. MANAGEMENT

     The fund is supervised by the board of trustees of the trust. At least 75% of the trustees are not affiliated with the manager.

     The trustees and officers of the trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies in the fund complex the trustees oversee, and other board memberships they hold are set forth below. Unless otherwise noted, the address of each trustee is c/o R. Jay Gerken, 399 Park Avenue, New York, New York 10022. Each trustee and officer holds office until that individual resigns, retires or is otherwise removed.

     An asterisk in the table below identifies those trustees and officers who are “interested persons’’ of the trust as defined in the 1940 Act. Each trustee and officer of the trust noted as an interested person is interested by virtue of that individual’s position with the manager or its affiliates (including CAM North America LLC described in the table below.

Number of
Portfolios
				in Fund	Other Board
				Complex	Membership Held
	Position(s)	Length of	Principal Occupation(s)	Overseen	by Trustee During
Name and Year of Birth	with Fund	Time Served	during Past 5 Years	by Trustee	Past Five Years

INTERESTED TRUSTEE:

R. Jay Gerken CFA*	President,	Since 2002	Managing Director of Legg	169	Trustee, Consulting
Born 1951	Chairman and		Mason & Co., LLC;		Group Capital
	Chief		President and Chief		Markets Funds
	Executive		Executive Officer of Smith		(oversees 11
	Officer		Barney Fund Management		portfolios).
(“SBFM”) andCiti Fund
Management Inc. (“CFM”);
President and Chief Executive
Officer of certain mutual funds
associated with the manager or its
affiliates; formerly, Chairman,
President and Chief Executive
Officer of Travelers Investment
Adviser, Inc. (“TIA”) (from
2002 to 2005); Portfolio
Manager of Smith Barney
Lifestyle Series, Inc. (from
1996 to 2001) and Smith
Barney Growth and Income
Fund (from 1996 to 2001);
Chairman of the Board,
Trustee or Director of 169
funds in the fund complex.

NON-INTERESTED TRUSTEE:

Elliott J. Berv	Trustee	Since 1996	President and Chief Executive	37	Board Member,
Born 1943			Officer, Catalyst (consulting)		American Identity
			(since 1984); Chief Executive		Corp. (doing
			Officer, Rocket City Enterprises		business as
			(media) (from 2000 to 2005);		Morpheus
			Chief Executive Officer,		Technologies)
			Landmark City (real estate		(biometric
			development) (from 2001 to		information
			2004); Executive Vice President		management) (since
			and Chief Operations Officer,		2001); Director,
			DigiGym Systems (on-line personal		Lapoint Industries
			training systems) (from 2001 to		(industrial filter
			2004); Chief Executive Officer,		company) (since
			Motocity USA (motorsport		2002); Director,
			racing) (from 2004 to 2005).		Alzheimer’s
Association (New
England Chapter)
(since 1998).

Number of
Portfolios
				in Fund	Other Board
				Complex	Membership Held
	Position(s)	Length of	Principal Occupation(s)	Overseen	by Trustee During
Name and Year of Birth	with Fund	Time Served	during Past 5 Years	by Trustee	Past Five Years

Donald M. Carlton	Trustee	Since 2005	Consultant, URS Corporation	37	Director, Temple-
Born 1937			(engineering) (since 1999);		Inland (forest
			former Chief Executive		products) (since
			Officer, Radian International		2003); Director,
			L.L.C. (engineering)		American Electric
			(from 1996 to 1998); Member		Power Co. (electric
			of the Management Committee,		utility) (since
			Signature Science (research		1999); Director,
			and development) (since 2000).		National
Instruments Corp.
(technology) (since
1994); former
Director, Valero
Energy (petroleum
refining) (from
1999 to 2003).

A. Benton	Trustee	Since 2005	Dean Emeritus and Professor,	37	None.
Cocanougher			Texas A&M University (since
Born 1938			2001); former Interim Chancellor,
Texas A&M University System
(from 2003 to 2004); former
Special Advisor to the President,
Texas A&M University (from
2002 to 2003); former Dean
Emeritus and Wiley Professor,
Texas A&M University (from
2001 to 2002); former Dean and
Professor of Marketing, College
and Graduate School of Business
of Texas A&M University (from
1987 to 2001).

Mark T. Finn	Trustee	Since 1996	Adjunct Professor, College	37	Former President
Born 1943			of William & Mary (since 2002);		and Director, Delta
			Principal/Member, Balvan		Financial, Inc.
			Partners (investment		(investment
			management) (since 2002);		advisory firm)
			Chairman, Chief Executive		(from 1983
			Officer and Owner, Vantage		to 1999).
Consulting Group, Inc.
(investment advisory and
consulting firm) (since 1998);
former Vice Chairman and
Chief Operating Officer, Lindner
Asset Management Company
(mutual fund company) (from
1999 to 2001); former General
Partner and Shareholder,
Greenwich Ventures LLC
(investment partnership) (from
1996 to 2001); former President,
Secretary, and Owner, Phoenix
Trading Co. (commodity trading
advisory firm) (from 1997 to 2000).

Number of
Portfolios
				in Fund	Other Board
				Complex	Membership Held
	Position(s)	Length of	Principal Occupation(s)	Overseen	by Trustee During
Name and Year of Birth	with Fund	Time Served	during Past 5 Years	by Trustee	Past Five Years

Stephen Randolph Gross	Trustee	Since 2003	Chairman, HLB Gross Collins,	37	Director, Andersen
Born 1947			PC (accounting and consulting		Calhoun (assisted
			firm) (since 1979); Treasurer,		living) (since 1987);
			Coventry Limited, Inc.		former Director, Yu
			(Senior Living Facilities)		Save, Inc. (internet
			(since 1985); former		company) (from
			Managing Director,		1998 to 2000);
			Fountainhead Ventures, L.L.C.		former Director,
			(technology accelerator) (1998		Hotpalm.com, Inc.
			to 2003); former Treasurer,		(wireless applica-
			Hank Aaron Enterprises		tions) (from 1998 to
			(fast food franchise) (from		2000); former
			1985 to 2001); former Partner,		Director, United
			Capital Investment Advisory		Telesis, Inc.
			Partners (leveraged buyout		(telecommunica-
			consulting) (from 2000		tions) (from 1997
			to 2002); former Secretary,		to 2002); former
			Carint N.A. (manufacturing)		Director,
			(from 1998 to 2002).		ebank Financial
Services, Inc.
(from 1997 to
2004).

Diana R.	Trustee	Since 1996	Professor, Babson College	37	None.
Harrington			(since 1992).
Born 1940

Susan B. Kerley	Trustee	Since 1996	Consultant, Strategic	37	Chairman and
Born 1951			Management Advisors, LLC		Independent Board
			(investment consulting)		Member of Eclipse
			(since 1990).		Fund, Inc. and
Eclipse Funds
(which trade as
Mainstay Funds)
(currently super-
vises 16 investment
companies in the
fund complex)
(since 1991).

Alan G. Merten	Trustee	Since 2005	President, George Mason	37	Director, Xybernaut
Born 1941			University (since 1996).		Corporation (infor-
mation technology)
(since 2004);
Director, Digital
Net Holdings, Inc.
(since 2003);
Director, Comshare,
Inc. (information
technology) (from
1985 to 2003) .

R. Richardson	Trustee	Since 2005	Professor of Finance,	37	None.
Pettit			University of Houston
Born 1942			(since 1977);
Independent Consultant
(since 1984).

Number of
Portfolios
				in Fund	Other Board
				Complex	Membership Held
	Position(s)	Length of	Principal Occupation(s)	Overseen	by Trustee During
Name and Year of Birth	with Fund	Time Served	during Past 5 Years	by Trustee	Past Five Years

OFFICERS:
Andrew B. Shoup*	Senior Vice	Since 2003	Director of Legg Mason	N/A	N/A
125 Broad Street	President		& Co., LLC or its predecessors;
New York, NY 10004	and Chief		Chief Administrative Officer of
Born 1956	Administrative		certain mutual funds
	Officer		associated with the
manager or its affiliates;
Head of International
Funds Administration of
the manager or its affiliates
(from 2001 to 2003);
Director of Global Funds
Administration of the
manager or its affiliates
(from 2000 to 2001);
Head of Citibank U.S.
Funds Administration of
the manager or its affiliates;
(from 1998 to 2000).

Frances M. Guggino*	Chief Financial	Since 2004	Director, Legg Mason & Co.,	N/A	N/A
125 Broad Street	Officer and		LLC or its predecessors;
New York, NY 10004	Treasurer		Treasurer and/or Controller
of certain funds associated
with the manager or its
affiliates (since 1991).

Robert I. Frenkel*	Secretary and	Since 2000	Managing Director and	N/A	N/A
300 First Stamford Place	Chief Legal	Since 2003	General Counsel, Global
Stamford, CT 06902	Officer		Mutual Funds for Legg
Born 1954			Mason & Co., LLC or its
predecessors (since 2000);
Officer of Legg Mason &
Co., LLC or its predecessors
(since 1994); Secretary of
CFM; Secretary of certain
mutual funds associated
with the manager or its
affiliates; Chief Legal
Officer of certain mutual
funds associated with the
manager or its affiliates.

Ted P. Becker*	Chief	Since 2006	Managing Director of	N/A	N/A
399 Park Avenue	Compliance		Compliance at Legg Mason &
New York, NY 10022	Officer		Co., LLC (since 2005); Chief
Born 1951			Compliance Officer of certain
mutual funds associated with
the manager or its affiliates
(since 2006); Managing
Director of Compliance at the
manager or its affiliates
(2002-2005); prior to 2002,
Managing Director-Internal
Audit & Risk Review at
Citigroup Inc.

Number of
Portfolios
				in Fund	Other Board
				Complex	Membership Held
	Position(s)	Length of	Principal Occupation(s)	Overseen	by Trustee During
Name and Year of Birth	with Fund	Time Served	during Past 5 Years	by Trustee	Past Five Years

John Chiota*	Chief Anti-	Since 2006	Vice President of Legg	N/A	N/A
100 First Stamford Place	Money		Mason & Co., LLC or its
5th Floor	Laundering		predecessors (since 2004);
Stamford, CT 06902	Compliance		Chief Anti-Money Laundering
Born 1968	Officer		Compliance Officer of certain
mutual funds associated with
the manager or its affiliates
(since 2006); prior to August
2004, Chief AML Compliance
Officer with TD Waterhouse.

Wendy Setnicka*	Controller	Since 2004	Vice President, Legg Mason	N/A	N/A
125 Broad Street			& Co., LLC or its predecessors
New York, NY 10004			(since 2002); Assistant Vice
Born 1964			President of the manager or its
affiliates (from 1998 to 2002).

Thomas C. Mandia*	Assistant	Since 2000	Managing Director and	N/A	N/A
300 First Stamford Place	Secretary		Deputy General Counsel,
Stamford, CT 06902			Legg Mason & Co., LLC
Born: 1962			or its predecessors (since
1992); Assistant Secretary
of certain mutual funds
associated with the manager
or its affiliates.

Rosemary D. Emmens*	Assistant	Since 2000	Director and Associate General	N/A	N/A
300 First Stamford Place	Secretary		Counsel, Legg Mason & Co.,
Stamford, CT 06902			LLC or its predecessors (since
Born 1969			2004); Vice President (1998-
2004); Assistant Secretary of
certain mutual funds associated
with the manager or its affiliates.

Harris Goldblat*	Assistant	Since 2000	Director and Associate General	N/A	N/A
300 First Stamford Place	Secretary		Counsel, Legg Mason & Co.,
Stamford, CT 06902			LLC or its predecessors (since
Born 1969			2004); Vice President (2000-
2004); Assistant Secretary of
certain mutual funds associated
with the manager or its affiliates.

George Hoyt*	Assistant	Since 2005	Director and Associate General	N/A	N/A
300 First Stamford Place	Secretary		Counsel, Legg Mason & Co.,
Stamford, CT 06902			LLC or its predecessors (since
Born 1965			2005); Assistant Secretary of
certain mutual funds associated
with the manager or its affiliates;
Associate, Sidley Austin Brown
& Wood LLP (2000-2004).

     The business affairs of the fund are managed by or under the direction of the board of trustees.

     The board of trustees has a standing audit committee comprised of all of the trustees who are not “interested persons” of the fund, within the meaning of the 1940 Act. The audit committee oversees the scope of the fund’s audit, the fund’s accounting and financial reporting policies and practices and its internal controls. The primary purposes of the board’s audit committee are to assist the board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the fund, the qualifications and independence of the fund’s independent registered public accounting firm, and the fund’s compli-

ance with legal and regulatory requirements. The audit committee approves, and recommends to the non-interested trustees for their ratification, the selection, appointment, retention or termination of the fund’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The audit committee also approves all audit and permissible non-audit services provided to the fund by the independent registered public accounting firm and all permissible non-audit services provided by the fund’s independent registered public accounting firm to its manager and any affiliated service providers if the engagement relates directly to the fund’s operations and financial reporting. During the most recent fiscal year, the audit committee met four times.

     The board has a standing governance committee comprised of all of the trustees who are not “interested persons” of the fund within the meaning of the 1940 Act. The governance committee is responsible for, among other things, recommending candidates to fill vacancies on the board. The governance committee met four times during the most recent fiscal year. The governance committee may consider nominees recommended by a shareholder. Shareholders who wish to recommend a nominee should send recommendations to the fund’s secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of board members. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the board and to serve if elected by the shareholders.

     The governance committee also identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The governance committee meets to discuss and consider such candidates’qualifications and then chooses a candidate by majority vote. The governance committee does not have specific, minimum qualifications for nominees, and has not established specific qualities or skills that it regards as necessary for one or more of the board members to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, in evaluating a person as a potential nominee to serve as a board member, the governance committee may consider the following factors, among any others it may deem relevant:

  whether or not the person is an “interested person,” as defined in the 1940 Act, and whether the person is otherwise qualified under applicable laws and regulations to serve as a board member;

  whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with fund management, the investment adviser, service providers or their affiliates;

  whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related mutual fund complexes;

  whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a board member;

  the contribution which the person can make to the board (or, if the person has previously served as a Board Member, the contribution which the person made to the board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Governance Committee may consider relevant;

  the character and integrity of the person; and

  whether or not the selection and nomination of the person would be consistent with the requirements of the retirement policies of the fund, as applicable.

     The board also has a standing performance and review committee, which is comprised of all board members who are not “interested persons” within the meaning of the 1940 Act. The performance and review committee is responsible for, among other things, reviewing performance and benchmarks and overseeing the implementation and renewal of the fund’s management contract, applicable distribution plans and distribution agreement. The performance and review committee met five times during the most recent fiscal year.

     The following table shows the amount of equity securities owned by the trustees in the fund and in other investment companies in the fund complex supervised by the trustees as of December 31, 2005:

Aggregate Range of Equity
Securities in All Investment
	Dollar Range of	Companies in the
	Equity Securities	Fund Complex Overseen
Name of Trustee	in the Fund	by the Trustee

Interested Trustee

R. Jay Gerken	None	Over $100,000

Non-Interested Trustees

Elliott J. Berv	None	None
Donald M. Carlton	None	Over $100,000
A. Benton Cocanougher	None	$10,001 – $50,000
Mark T. Finn	None	$1 – $10,000
Stephen Randolph Gross	None	None
Diana R. Harrington	None	$10,001 – $50,000
Susan B. Kerley	None	$1 – $10,000
Alan G. Merten	None	$1 – $10,000
R. Richardson Pettit	None	$10,001 – $50,000

     None of the non-interested trustees nor their family members had any interest in the manager, Legg Mason Investor Services, LLC, CGMI, or any person directly or indirectly controlling, controlled by, or under common control with the manager, Legg Mason Investor Services, LLC or CGMI as of December 31, 2005.

     Information regarding compensation paid to the trustees of the trust for the fiscal year ended December 31, 2005 is set forth below. The members of the board who are not “interested persons,” as defined in the 1940 Act, receive a fee for each meeting of the fund’s board of trustees and committee meetings attended and are reimbursed for all out-of-pocket expenses relating to attendance at such meetings. Mr. Gerken, an “interested person,” as defined in the 1940 Act, does not receive compensation from the fund for his service as trustee, but may be reimbursed for all out-of-pocket expenses relating to attendance at such meetings.

     Each fund in the fund complex pays a pro rata share of trustee fees based on asset size. The fund currently pays each of the trustees who is not a director, officer or employee of the manager or any of its affiliates its pro rata share of: an annual fee of $48,000 plus $12,000 for each regularly scheduled board of trustees meeting attended, $6,000 for each special telephonic board meeting attended and $500 for each ad hoc telephonic meeting in which that trustee participates. The lead independent trustee will receive an additional $10,000 per year and the chair of the audit committee and performance and review committees will each receive an additional $7,500 per year. The fund will reimburse trustees for travel and out-of-pocket expenses incurred in connection with board meetings.

     Trustees Compensation Table

		Pension or
		Retirement	Total
		Benefits	Compensation
	Aggregate	Accrued as Part	from Fund Complex	Number of Funds in
	Compensation	of Portfolio	Paid to	Complex Served by
Trustee	from the Fund	Expenses	Trustees(1)(2)	Trustee(1)(3)

Interested Trustees

R. Jay Gerken	$0	None	$0	169

Non-Interested Trustees

Elliott J. Berv	$ 788	None	$123,000	37
Donald M. Carlton	$—(4)		$132,500	37
A. Benton Cocanougher	$—(4)		$127,000	37
Mark T. Finn	$ 800	None	$130,700	37
Stephen Randolph Gross	$ 740	None	$130,500	37
Diana R. Harrington	$ 788	None	$123,000	37
Susan B. Kerley	$788	None	$123,000	37
Alan G. Merten	$—(4)		$122,500	37
R. Richardson Pettit	$—(4)		$122,500	37

(1)	Information is for the fiscal year ended December 31, 2005.
(2)
In addition to the amounts set forth above, Messrs. Berv, Carlton, Cocanougher, Finn, Gross, Merten and Pettit and Mmes. Harrington and Kerley received $38,500, $50,000, $39,000, $50,000, $85,500, $50,500, $49,500, $50,000 and $50,500, respectively, during the calendar year ended December 31, 2005 for service as trustees in attending additional meetings relating to the approval of policies and procedures under Rule 38a-1, certain other regulatory issues and the consider- ation of new custody, transfer agency and accounting arrangements for the fund. Those amounts were born by the manager and/or its affiliates and not the fund.

(3)	Two of the funds in the fund complex were not operational during the fiscal year ended December 31, 2005.
(4)	Messrs. Carlton, Cocanougher, Merten and Pettit were newly elected trustees of the fund at a shareholder meeting held on November 15, 2005.

     The trustees of the fund have adopted a Trustee Retirement Plan for all trustees who are not “interested persons’’ of the fund, within the meaning of the 1940 Act. Under the Plan, all trustees are required to retire from the board upon attaining age 75. Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as trustee of the trust or any of the investment companies in the fund complex, including the fund, for at least ten years when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a trustee during the entirety of the calendar year of the applicable trustee’s retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in twenty equal quarterly installments or, if the applicable trustee has made a timely election, in a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

	Years of Service
Average Compensation in
Last Year of Service	5 Years	6 Years	7 Years	8 Years	9 Years	10 Years or More

$ 80,000	$200,000	$240,000	$280,000	$320,000	$360,000	$400,000
$ 90,000	$225,000	$270,000	$315,000	$360,000	$405,000	$450,000
$100,000	$250,000	$300,000	$350,000	$400,000	$450,000	$500,000
$110,000	$275,000	$330,000	$385,000	$440,000	$495,000	$550,000
$120,000	$300,000	$360,000	$420,000	$480,000	$540,000	$600,000
$130,000	$325,000	$390,000	$455,000	$520,000	$585,000	$650,000

     Assuming continuous service as a trustee of the fund until the age of mandatory retirement under the Plan, each disinterested trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan. During the fiscal year ended December 31, 2005, former trustees of the trust received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in four quarterly installment payments; Mr. E. Kirby Warren, an aggregate of $70,000 in four quarterly installment payments; and Mr. William S. Woods, Jr., an aggregate of $60,000 in four quarterly installment payments.

     Officers receive no compensation from the fund, although they may be reimbursed for reasonable travel expenses for attending meetings of the board of trustees.

     As of April 3, 2006, all trustees and officers as a group owned less than 1% of the outstanding shares of the fund. As of April 3, 2006, the following persons owned of record and beneficially 5% or more of the fund’s outstanding voting securities:

Percent	Name	Address
55.4235%	Travelers Life & Annuity Company	P.O. Box 990027
	Attn: Shareholder Accounting, 6MS	Hartford, CT 06199-0027

40.0386%	Travelers Insurance Company	P.O. Box 990027
	Attn: Shareholder Accounting, 6MS	Hartford, CT 06199-0027

     The Declaration of Trust of the trust provides that the trust will indemnify its trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the trust unless, as to liability to the trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such officers or trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

     The Declaration of Trust further provides that (i) the appointment, designation or identification of a trustee as a member or chairperson of a committee of the trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent trustee, or any other special appointment, designation or identification of a trustee, shall not impose on that individual any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a trustee in the absence of the appointment, designation or identification (except with respect to duties expressly imposed pursuant to the by-laws of the trust, a committee charter or a trust policy statement), (ii) no trustee who has special skills or expertise, or is appointed, designated or identified shall be held to a higher standard of care by virtue thereof and (iii) no appointment, designation or identification of a trustee shall affect in any way that trustee’s rights to indemnification.

Code of Ethics

     Pursuant to Rule 17j-1 of the 1940 Act, the fund, the manager and the distributors have adopted codes of ethics that permit their respective personnel to invest in securities for their own accounts, including securities that may be purchased or held by the fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

     Copies of the Codes of Ethics of the fund, the manager and the distributors are on file with the Securities and Exchange Commission.

Proxy Voting Policies and Procedures

     Although individual trustees may not agree with particular policies or votes by the manager, the board has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

     Non-equity securities, such as debt obligations and money market instruments are not usually considered to be voting securities, and proxy voting, if any, is typically limited to the solicitation of consents to changes in or waivers of features of debt securities, or plans of reorganization involving the issuer of the security. In the rare event that proxies are solicited with respect to any of these securities, the manager would vote the proxy in accordance with the principals set forth in the manager’s proxy voting policies and procedures, including the procedures that the manager uses when a vote presents a conflict between the interests of fund shareholders, on the one hand, and those of the manager or any affiliated person of a fund or the manager, on the other.

     A summary of the policies and procedures of the manager with respect to proxy voting is attached as Appendix A to this SAI. This summary gives a general indication as to how the manager will vote proxies relating to equity securities on each issue listed. However, the policies and procedures do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason there may be instances in which votes may vary from the policies and procedures presented. Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with a fund’s investment objectives.

     Information on how the fund voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year and a description of the policies and procedures that the fund uses to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the manager’s website at http://www.leggmason.com/InvestorServices and (3) on the SEC’s website at http://www.sec.gov. Proxy voting reports for the period ended June 30, 2005 will continue to be listed under the fund’s former Smith Barney name.

Manager

     Smith Barney Fund Management LLC (“SBFM”) serves as investment manager to the fund pursuant to an investment management agreement (the “Management Agreement”) with the fund that was approved by the board of trustees, including a majority of the Independent Trustees, on August 7, 2005 and by the fund’s shareholders on November 15, 2005. The Management Agreement became effective on December 1, 2005 as a result of the sale of substantially all of Citigroup Inc.’s (“Citigroup”) asset management business to Legg Mason. The manager is a wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup.

     Unless otherwise terminated, the Management Agreement with the trust relating to the fund will continue in effect indefinitely as long as such continuance is specifically approved at least annually by the fund’s trustees or by a vote of a majority of the outstanding voting securities of the fund, and, in either case, by a majority of the trustees who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager performs administrative and management services necessary for the operation of the fund, such as: supervising the overall administration of the fund, including negotiation of contracts and fees with and the monitoring of performance and billing of the fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; maintaining the fund’s existence; maintaining the registration and qualification of the fund’s shares under federal and state laws; and arranging for the maintenance of books and records of the fund. Trustees, officers and investors in the fund are, or may become, interested in the manager, as directors, officers, employees, or otherwise and directors, officers and employees of the manager are or may become similarly interested in the fund.

     The Management Agreement provides that the manager may render services to others. The Management Agreement is terminable without penalty on not more than 60 days’ nor less than 30 days’ written notice by the trust when authorized either by a vote of a majority of the outstanding voting securities of the fund (as defined in the 1940 Act) or by a vote of a majority of the fund’s trustees, or by the manager on not less than 90 days’ written notice, and will automatically terminate in the event of its assignment. The Management Agreement with the trust provides that neither the manager nor its personnel shall be liable for any error of judgment or mistake of law or for any omission in the administration or management of the trust or the performance of its duties under the Management Agreement, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties.

     For its services under the Management Agreement, the trust pays to the manager, from the assets of the fund, a management fee computed daily and paid monthly at an annual rate equal to 0.75% of the fund’s average daily net assets for the fund’s then-current fiscal year. The manager may reimburse the fund or waive all or a portion of its management fees.

     For the fiscal years ended December 31, 2003, 2004 and 2005, the fund incurred management fees of $203,974 (of which $68,802 was voluntarily waived), $366,929 (of which $99,339 was voluntarily waived) and $450,135 (of which $87,928 was voluntarily waived), respectively.

     SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment management services to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of December 31, 2005 in excess of $106 billion. Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850.8 billion.

Distributors

     Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland 21202, and Citigroup Global Markets Inc. (“CGMI”), an indirect wholly-owned subsidiary of Citigroup, located at 388 Greenwich Street, New York, New York 10013, serve as the fund’s distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December 1, 2005 (the “Distribution Agreements”), which were approved by the fund’s board of trustees and by a majority of the Independent Trustees, casting votes in person at a meeting called for such purpose, on November 21, 2005. The Distribution Agreements went into effect on December 1, 2005. Prior to December 1, 2005, CGMI served as the fund’s distributor.

     A distributor’s obligation is an agency or “best efforts” arrangement under which the distributor is required to take and pay only for such shares of the fund as may be sold to the public. A distributor is not obligated to sell any stated number of shares. Each Distribution Agreement is renewable from year to year if approved (a) by the trustees or by a vote of a majority of the trust’s outstanding voting securities, and (b) by the affirmative vote of a majority of trustees who are not parties to the Agreement or interested persons of any party by votes cast in person at a meeting called for such purpose. Each Distribution Agreement provides that it will terminate if assigned, and that it may be terminated without penalty by either party on 60 days’ written notice.

     For the fiscal years ended December 31, 2003, 2004 and 2005, no distributor was paid distribution-related fees with respect to the fund.

Expenses

     In addition to amounts payable under the Management Agreement, the fund is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of trustees that are not affiliated with the manager or the fund’s distributor, government fees, taxes, accounting and legal fees, expenses of communication with shareholders, interest expense, and insurance premiums. The fund’s Prospectus contains more information about the expenses of the fund.

Transfer Agent

     PFPC Inc., P.O. Box 9699, Providence, RI 02940-9699 serves as the fund’s transfer and dividend-paying agent.

Custodian

     State Street Bank and Trust Company (“State Street”), 225 Franklin Street, Boston, Massachusetts 02110, (“State Street”), serves as the custodian of the trust on behalf of the fund. State Street, among other things, maintains a custody account or accounts in the name of the fund; receives and delivers all assets for the fund upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of the fund; and makes disbursements on behalf of the fund.

The custodian neither determines the fund’s investment policies, nor decides which securities the fund will buy or sell. For its services, the custodian receives a monthly fee based upon the daily average market value of securities held in custody and also receives securities transaction charges, including out-of-pocket expenses. The fund may also periodically enter into arrangements with other qualified custodians with respect to certain types of securities or other transactions such as repurchase agreements or derivatives transactions.

Independent Registered Public Accounting Firm

     KPMG LLP, 345 Park Avenue, New York, NY 10154, has been selected as the fund’s independent registered public accounting firm to audit and report on the fund’s financial statements and financial highlights of the fund for the fiscal year ending December 31, 2006.

Counsel

     Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110, is legal counsel to the fund.

8. PORTFOLIO TRANSACTIONS

     Subject to policies as may be established by the fund’s board from time to time, the manager is primarily responsible for the fund’s portfolio decisions and the placing of the fund’s portfolio transactions.

     Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price of those securities includes an undisclosed commission or mark-up. Over-the-counter purchases and sales are transacted directly with principal market makers except where it is believed that better prices and executions may be obtained elsewhere. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down. The aggregate brokerage commissions paid by the fund for the three most recent fiscal years is set forth below under “Aggregate Brokerage Commissions Paid.”

     Pursuant to its management agreement, the manager is authorized to place orders pursuant to its investment determinations for a fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The general policy of the manager in selecting brokers and dealers is to obtain the best results achievable in the context of a number of factors which are considered both in relation to individual trades and broader trading patterns, including the reliability of the broker/dealer, the competitiveness of the price and the commission, the research services received and whether the broker/dealer commits its own capital. In connection with the manager’s monitoring of its portfolio transactions for compliance with its policies, the manager utilizes both an internal committee and a third party service provider.

     In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the fund and/or the other accounts over which the manager or its affiliates exercise investment discretion. The manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the manager and its affiliates have with respect to accounts over which they exercise investment discretion. The manager may also have arrangements with brokers pursuant to which such brokers provide research services to the manager in exchange for a certain volume of brokerage transactions to be executed by such brokers. While the payment of higher commissions increases the fund’s costs, the manager does not believe that the receipt of such brokerage and research services significantly reduces its expenses as the manager. Arrangements for the receipt of research services from brokers may create conflicts of interest.

     Research services furnished to the manager by brokers who effect securities transactions for the fund may be used by the manager in servicing other investment companies and accounts which it manages. Similarly, research services furnished to the manager by brokers who effect securities transactions for other investment companies and accounts which the manager manages may be used by the manager in servicing the fund. Not all of these research services are used by the manager in managing any particular account, including the fund. For the fiscal year ended December 31, 2005, the fund paid commissions to brokers that provided research services as follows:

Total Dollar Amount of
Total Dollar Amount of	Brokerage Commissions
Brokerage Transactions	Paid on Transactions
Related to Research Services	Related to Research Services

$126,572,239	$2,457

     The fund contemplates that, consistent with the policy of obtaining the best net results, brokerage transactions may be conducted through “affiliated broker/dealers,” as defined in the 1940 Act. The fund’s board of trustees has adopted procedures in accordance with Rule 17e-1 promulgated under the 1940 Act to ensure that all brokerage commissions paid to such affiliates are reasonable and fair in the context of the market in which such affiliates operate. Effective December 1, 2005 CGMI is no longer an affiliated person of the fund under the 1940 Act. As a result, the fund will be permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal) without being subject to the restrictions applicable to transactions with affiliated persons.

Aggregate Brokerage Commissions Paid

     For the fiscal years ended December 31, 2003, 2004 and 2005, the fund paid aggregate brokerage commissions and brokerage commissions to CGMI as set out below:

		Amount of Brokerage
	Aggregate Broker	Commission Paid
	Commissions Paid	by the Fund to CGMI

Year Ended December 31, 2003	$247,907	$ 85
Year Ended December 31, 2004	$337,648	$120
Year Ended December 31, 2005	$327,035	$ 0

     For the fiscal year ended December 31, 2005, the percentage of the fund’s aggregate brokerage commissions paid to CGMI and the percentage of the fund’s aggregate dollar amount of transactions involving the payment of commissions effected through CGMI were as follows:

The Percentage of the Fund’s
The Percentage of the Fund’s	Aggregate Dollar Amount of Transactions
Aggregate Brokerage Commissions	Involving the Payment of Commissions
Paid to CGMI	Effected Through CGMI

0%	0%

     As of December 1, 2005, LMIS became an affiliated person of the fund under the 1940 Act. For the period December 1, 2005 through December 31, 2005, the fund did not pay any brokerage commissions to LMIS or its affiliates.

     During the fiscal year ended December 31, 2005, the fund did not hold any securities issued by the fund’s regular broker-dealers.

     In certain instances there may be securities that are suitable as an investment for the fund as well as for one or more of the manager’s other clients. Investment decisions for the fund and for the manager’s other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment manager, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable in a security for the fund. When purchases or sales of the same security for the fund and for other funds managed by the manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

     For reporting purposes, the fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of the portfolio securities owned by the fund during the fiscal year. Increased portfolio turnover necessarily results in correspondingly greater brokerage commissions which must be paid by the fund. In determining such portfolio turnover, all securities whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the securities in the fund’s investment portfolio (other than short-term money market securities) were replaced once during the fiscal year. Portfolio turnover will not be a limiting factor should the manager deem it advisable to purchase or sell securities.

     For the fiscal years ended December 31, 2004 and 2005, the fund’s portfolio turnover rates were 135% and 116%, respectively.

     Increased portfolio turnover necessarily results in correspondingly greater transaction costs which must be paid by the Fund.

9. DISCLOSURE OF PORTFOLIO HOLDINGS

     The fund has adopted policies and procedures developed by CAM(1) with respect to the disclosure of the fund’s portfolio securities and any ongoing arrangements to make available information about the fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about the fund’s portfolio holdings is in the best interests of the fund’s shareholders, and that any conflicts of interest between the interests of the Fund’s shareholders and those of SBFM, the fund’s distributors or their affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding the fund’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

     CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following quarter-end for funds other than money market funds, and 25 calendar days following month-end with respect to money market funds. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by a fund that has not been fully reflected by the market.

     Under the policy, the fund’s complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter end, except in the case of a money market fund’s holdings, which may be released with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end, and/or posting the information to a CAM or the manager’s Internet site that is accessible by the public, or through public release by a third party vendor.

     The policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1. The fund’s top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2. The fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3. A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4. A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5. The fund’s sector weightings, yield and duration (for fixed income and money market funds), performance attribution (e.g., analysis of the fund’s out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6. The fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its independent trustees, and its independent public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

     Under the policy, if information about the fund’s portfolio holdings is released pursuant to an ongoing arrangement with any party, the fund must have a legitimate business purpose for the release of the information, and either the party receiving the infor-

1
Citigroup Asset Management (“CAM”) comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management busi- ness, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As part of this transaction, CAM North America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM.” All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund Management LLC are not affiliated with Citigroup.

mation must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither the fund, nor CAM, nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about a fund’s portfolio securities will be reviewed >at least annually by the fund’s board.

     The approval of the fund’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to the fund’s board at its next regularly scheduled meeting.

     The fund discloses its complete portfolio holdings approximately 25 days after calendar quarter end on the manager’s website http://www.leggmason.com/InvestorServices.

     Set forth below is a list, as of April 26, 2006, of those parties with whom CAM, on behalf of the fund, has authorized ongoing arrangements that include the release of portfolio holdings information, the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient	Frequency	Delay Before Dissemination
State Street Bank & Trust Co. (Fund
Custodian and Accounting Agent)	Daily	None
Institutional Shareholders Services
(Proxy Voting Services)	As necessary	None
Bloomberg	Quarterly	25 Days after Quarter End
Lipper	Quarterly	25 Days after Quarter End
S&P	Quarterly	25 Days after Quarter End
Morningstar	Quarterly	25 Days after Quarter End
Vestek	Daily	None
Factset	Daily	None
Bank of New York	Daily	None

     Portfolio holdings information for the fund may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient	Frequency	Delay Before Dissemination
Baseline	Daily	None
Frank Russell	Monthly	1 Day
Callan	Quarterly	25 Days after Quarter End
Mercer	Quarterly	25 Days after Quarter End
eVestment Alliance	Quarterly	25 Days after Quarter End
CRA RogersCasey	Quarterly	25 Days after Quarter End
Cambridge Associates	Quarterly	25 Days after Quarter End
Marco Consulting	Quarterly	25 Days after Quarter End
Wilshire	Quarterly	25 Days after Quarter End
Informa Investment Services (Efron)	Quarterly	25 Days after Quarter End
CheckFree (Mobius)	Quarterly	25 Days after Quarter End
Nelsons Information	Quarterly	25 Days after Quarter End
Investor Tools	Daily	None
Advent	Daily	None
BARRA	Daily	None
Plexus	Quarterly (Calendar)	Sent 1-3 business days
following the end of a Quarter
Elkins/McSherry	Quarterly (Calendar)	Sent the first business day
following the end of a Quarter
Quantitative Services Group	Daily	None
AMBAC	Daily	None
Deutsche Bank	Monthly	6-8 Business Days
Fitch	Monthly	6-8 Business Days
Liberty Hampshire	Weekly and Month End	None
Sun Trust.	Weekly and Month End	None
New England Pension Consultants	Quarterly	25 Days after Quarter End
Evaluation Associates	Quarterly	25 Days after Quarter End
Watson Wyatt	Quarterly	25 Days after Quarter End
S&P (Rating Agency)	Weekly Tuesday Night	1 business day
Moody’s (Rating Agency)	Weekly Tuesday Night	1 business day

10. PORTFOLIO MANAGERS

     The following tables set forth certain additional information with respect to the portfolio managers for the fund. Unless noted otherwise, all information is provided as of December 31, 2005.

Other Accounts Managed by the Portfolio Manager

     The table below identifies, for each portfolio manager, the number of accounts (other than the fund with respect to which information is provided) for which he or she has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts shown were subject to fees based on performance.

	Registered Investment	Other Pooled
Portfolio Manager	Companies	Investment Vehicles	Other Accounts

Vincent Gao	4 registered investment	3 other pooled investment	None.
	companies with $703 million in	vehicles with $258 million in total
	total assets under	assets under management.
management.

Kevin Caliendo	7 registered investment	None.	None.
companies with $4.268 billion in
total assets under
management.

Robert Feitler	17 registered investment	2 other pooled investment	28,212 other accounts with
	companies with $8.779 billion in	vehicles with $227 million in total	$4,755 billion in total assets
	total assets under	assets under management	under management.
management.

Dmitry Khaykin	4 registered investment	3 other pooled investment	None.
	companies with $2.322 billion in	vehicles with $258 million in total
	total assets under	assets under management.
management.

Margaret Blaydes	4 registered investment	3 other pooled investment	None.
	companies with $2.322 billion in	vehicles with $258 million in total
	total assets under	assets under management.
management.

Portfolio Manager Compensation

     The description below relates to SBFM and CAM North America LLC (“CAM North America”), an affiliate of SBFM. SBFM follows the CAM North America portfolio manager compensation policies described below.

     CAM North America investment professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is fixed and typically determined based on market factors and the skill and experience of individual investment personnel.

     CAM North America has implemented an investment management incentive and deferred compensation plan (the “Plan”) for its investment professionals, including the fund’s portfolio manager(s). Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of CAM North America investment professionals with those of fund shareholders and other CAM North America clients. Under the Plan a “base incentive pool” is established for each team each year as a percentage of CAM North America’s revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team’s revenues are typically expected to increase or decrease depending on the effect that the team’s investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The “base incentive pool” of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.

     The investment team’s incentive pool is then adjusted to reflect its ranking among a “peer group” of non-CAM North America investment managers and the team’s pre-tax investment performance against the applicable product benchmark (e.g., a securities index and, with respect to a fund, the benchmark set forth in the fund’s prospectus to which the fund’s average annual total returns are compared or, if none, the benchmark set forth in the fund’s annual report). CAM North America may also measure the team’s pre-tax investment performance against additional benchmarks, as it deems appropriate. Longer-term (5-year) performance will be more heavily weighted than shorter-term (1-year) performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the applicable CAM North America chief investment officer from one investment team to another). The incentive pool will be allocated by the applicable CAM North America chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.

     Up to 20% of an investment professional’s annual incentive compensation is subject to deferral. Of that principal deferred award amount, 50% will accrue a return based on the hypothetical returns of the investment fund or product that is the primary focus of the investment professional’s business activities with the Firm, and 50% may be received in the form of Legg Mason restricted stock shares.

Potential Conflicts of Interest

     Potential conflicts of interest may arise when a fund’s portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio managers listed in the table above.

     The manager and the fund have adopted compliance polices and procedures that are designed to address various conflicts of interest that may arise for the manager and the individuals that it employs. For example, the manager seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. The manager has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by the manager and the fund will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

     These potential conflicts include:

     Allocation of Limited Time and Attention. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

     Allocation of Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a fund’s ability to take full advantage of the investment opportunity.

     Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

     Selection of Brokers/Dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

     Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser’s management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain or raise assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager to lend preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

     Related Business Opportunities. The investment adviser or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

Portfolio Manager Securities Ownership

     The table below identifies ownership of fund securities by each portfolio manager as of December 31, 2005.

Dollar Range of Ownership
Portfolio Manager	of Securities in the Fund

Vincent Gao	None
Kevin Caliendo	None
Robert Feitler	None
Dmitry Khaykin	None
Margaret Blaydes	None

11. DESCRIPTION OF SHARES, VOTING RIGHTS AND LIABILITIES

     The trust’s Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest ($0.00001 par value per share) of each series and to divide or combine the shares of any series into a greater or lesser number of shares of that series without thereby changing the proportionate beneficial interests in that series and to divide such series into classes. The trust has reserved the right to create and issue additional series and classes of shares. Each share of each class represents an equal proportionate interest in the fund with each other share of that class. Shares of each series of the trust participate equally in the earnings, dividends and distribution of net assets of the particular series upon liquidation or dissolution (except for any differences between classes of shares of a series). Shares of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, and shares of a class are entitled to vote separately to approve any distribution or service agreements relating to that class, but shares of all series may vote together in the election or selection of trustees and accountants for the trust. In matters affecting only a particular series or class, only shares of that particular series or class are entitled to vote.

     Shareholders are entitled to one vote for each share held on matters on which they are entitled to vote. Shareholders in the trust do not have cumulative voting rights, and shareholders owning more than 50% of the outstanding shares of the trust may elect all of the trustees of the trust if they choose to do so and in such event the other shareholders in the trust would not be able to elect any trustee. The trust is not required and has no present intention of holding, annual meetings of shareholders but the trust will hold special meetings of the fund’s shareholders when in the judgment of the trust’s trustees it is necessary or desirable to submit matters for a shareholder vote. Shareholders have, under certain circumstances (e.g., upon the application and submission of certain specified documents to the trustees by a specified number of shareholders), the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more trustees. Shareholders also have under certain circumstances the right to remove one or more trustees without a meeting by a declaration in writing by a specified number of shareholders. No material amendment may be made to the trust’s Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of each series affected by the amendment. (See “Investment Restrictions.’’)

     The trust may enter into a merger or consolidation, or sell all or substantially all of its assets (or all or substantially all of the assets belonging to any series of the trust), if approved by a vote of the holders of two-thirds of the trust’s outstanding shares, voting as a single class, or of the affected series of the trust, as the case may be, except that if the trustees of the trust recommend such sale of assets, merger or consolidation, the approval by vote of the holders of a majority of the trust’s or the affected series’ outstanding shares would be sufficient. The trust or any series of the trust, as the case may be, may be terminated (i) by a vote of a majority of the outstanding voting securities of the trust or the affected series or (ii) by the trustees by written notice to the shareholders of the trust or the affected series. If not so terminated, the trust will continue indefinitely.

     The rights accompanying fund shares are legally vested in the Separate Accounts. However, in accordance with current law and interpretations thereof, Participating Insurance Companies will vote shares held in the Separate Accounts in a manner consistent with timely voting instructions received from the holders of variable annuity contracts and variable life insurance policies. Each Participating Insurance Company will vote fund shares held in Separate Accounts for which no timely instructions are received from the holders of variable annuity contracts and variable life insurance policies, as well as shares it owns, in the same proportion as those shares for which voting instructions are received. For a further discussion, please refer to the insurance company’s Separate Account prospectus.

     The fund’s transfer agent maintains a share register for shareholders of record, i.e., the Separate Accounts of the Participating Insurance Companies. Share certificates will not be issued.

     The trust is an entity of the type commonly known as a “Massachusetts business trust.’’Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for its obligations and liabilities. However, the Declaration of Trust of the trust contains an express disclaimer of shareholder liability for acts or obligations of the trust and provides for indemnification and reimbursement of expenses out of trust property for any shareholder held personally liable for the obligations of the trust. The Declaration of Trust also provides that the trust may maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the trust, its shareholders, trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the trust itself was unable to meet its obligations.

     The trust’s Declaration of Trust further provides that obligations of the trust are not binding upon the trustees individually but only upon the property of the trust and that the trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

12. TAX MATTERS

     The following is a summary of certain federal income tax considerations that may affect the fund and its shareholders. The discussion relates only to federal income tax law as applicable to U.S. citizens. Distributions by the fund also may be subject to state, local and foreign taxes, and their treatment under state, local and foreign tax laws may differ from the federal income tax treatment. The summary is not intended as a substitute for individual tax advice, and investors are urged to consult their tax advisors as to the tax consequences of an investment in the fund.

Taxation of the Fund

     Federal Taxes. The fund is treated as a separate entity for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code’’). The fund has elected to be treated, and intends to qualify each year, as a “regulated investment company’’ under Subchapter M of the Code by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the fund’s gross income, the amount of fund distributions, and the composition of the fund’s portfolio assets. Provided all such requirements are met, no U.S. federal income or excise taxes generally will be required to be paid by the fund. If the fund should fail to qualify as a “regulated investment company’’ for any year, the fund would incur a regular corporate federal income tax upon its taxable income and fund distributions would generally be taxable as ordinary income to shareholders and investments through life insurance separate accounts would no longer qualify for the look-through treatment described below, with potential adverse consequences for contract holders as described below.

     Foreign Taxes. Investment income and gains received by the fund from non-U.S. securities may be subject to non-U.S. taxes. The U.S. has entered into tax treaties with many other countries that may entitle the fund to a reduced rate of tax or an exemption from tax on such income. The fund intends to qualify for treaty reduced rates where applicable. It is not possible, however, to determine the fund’s effective rate of non-U.S. tax in advance since the amount of the fund’s assets to be invested within various countries is not known.

     Capital Loss Carryforwards. On December 31, 2005, the fund did not have, for U.S. federal income tax purposes, capital loss carryforwards.

Taxation of Shareholders

     Each separate account that invests in the fund must meet certain diversification requirements under Section 817(h) of the Code in order for the associated contracts to be treated as “life insurance contracts’’under the Code. If the account is not sufficiently diversified and the contracts are not treated as life insurance contracts, the contract holders generally will be subject to tax on all taxable distributions from the fund, and on all sales, exchanges or redemptions of interests in the fund.

     If all of the beneficial interests in the fund are held by one or more insurance companies and certain other eligible holders, the diversification requirements of Section 817(h) may be applied by taking into account the assets of the fund, rather than treating the interest in the fund as a separate investment of each separate account investing in the fund. Shares of the fund are currently being offered only to separate accounts of participating life insurance companies and other qualifying holders. The fund intends to diversify its assets in accordance with the requirements of Section 817(h) so that, assuming that look-through treatment as described above is available, any separate account invested wholly in the fund would also satisfy such diversification requirements.

     The trust has undertaken to meet the diversification requirements of Section 817(h) of the Code. This undertaking may limit the ability of the fund to make certain otherwise permitted investments.

13. CERTAIN ADDITIONAL LEGAL MATTERS

     Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGMI, SBFM and Salomon Brothers Asset Management Inc. (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

     On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

     Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

     As of the date above, the fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

     The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

* * * *

     Recent Developments. Beginning in August 2005, five putative class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in the prospectus. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the advisor for the Smith Barney family of funds (the “Funds”), rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

     On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

     As of the date above, the Fund’s investment manager believes that resolution of the pending lawsuits will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

     Additional Developments. The funds have received the following information concerning SBFM and its affiliate SBAM:

     On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the 1940 Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of the net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

     SBFM and SBAM are cooperating with the SEC. Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect on the Funds or their ability to perform their respective investment management services relating to the Funds.

14. FINANCIAL STATEMENTS

     The audited financial statements of the fund (Statement of Assets and Liabilities as of December 31, 2005, Statement of Operations for the year ended December 31, 2005, Statements of Changes in Net Assets for the years ended December 31, 2004 and 2005, Financial Highlights for the years ended December 31, 2001, 2002, 2003, 2004 and 2005, and Notes to Financial Statements along with the Report of Independent Registered Public Accounting Firm), each of which is included in the Annual Report to Shareholders of the fund, are incorporated by reference into this Statement of Additional Information (filed on March 10, 2006; Accession Number 0000930413-06-001951).

APPENDIX A—PROXY VOTING GUIDELINES & PROCEDURES SUMMARY

     The following is a brief overview of the Proxy Voting Policies and Procedures (the “Policies”) that the manager operates pursuant to in order to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

     CAM(1) votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

     In the case of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team (e.g., CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’(ISS) PVS Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

     In furtherance of CAM’s goal to vote proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM’s compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

     CAM maintains a Proxy Voting Committee to review and address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance

1
Citigroup Asset Management (“CAM”) comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management busi- ness, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As part of this transaction, CAM North America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM.” All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund Management LLC are not affiliated with Citigroup.

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with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting proxies. If it is determined by the Proxy Voting Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

     If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

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LEGG MASON PARTNERS VARIABLE SMALL CAP GROWTH OPPORTUNITIES PORTFOLIO

INVESTMENT MANAGER

Smith Barney Fund Management LLC
399 Park Avenue, New York, New York 10022

DISTRIBUTORS

Legg Mason Investor Services, LLC
100 Light Street, Baltimore, Maryland 21202

Citigroup Global Markets Inc.
388 Greenwich Street, New York, NY 10013

TRANSFER AGENT

PFPC Inc.
P.O. Box 9699, Providence, RI 02940-9699

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street, Boston, MA 02110

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP
345 Park Avenue, New York, NY 10154

LEGAL COUNSEL

Bingham McCutchen LLP
150 Federal Street, Boston, MA 02110